UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 27, 2007

BIOPACK ENVIRONMENTAL SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-29981
(Commission File Number)

91-2027724
(IRS Employer Identification No.)

18/F Metroplaza Tower II, 223 Hing Fong Road, Kwai Chung, New Territories, Hong Kong
(Address of principal executive offices and Zip Code)

+852.3586.1383
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” on beginning on page 3 of this form, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

As used in this current report and unless otherwise indicated, the terms "we", "us", "our" and “Biopack Environmental Solutions” refer to Biopack Environmental Solutions Inc. Unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to "common shares" refer to the common shares in our capital stock.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On March 27, 2007, we closed a share exchange agreement with Roots Biopack Group Limited and its stockholders Good Value Galaxy Limited, Joyful Services Ltd., Legend View Holdings Ltd. and Erich Muller Holding AG, and with our directors Ricky Chiu and Eddie Chou, who are also shareholders of our company. Pursuant to the terms of the share exchange agreement, which was dated January 5, 2007, we acquired Roots Biopack Group. A copy of the share agreement is incorporated by reference as an exhibit to this current report.

We acquired Roots Biopack Group through acquiring all of the 100 issued and outstanding shares of its common stock. In exchange, we issued to the shareholders of Roots Biopack Group 90,000,000 shares of common stock in the capital of our company. In addition, Ricky Chiu transferred 10,500,000 shares of common stock of our company currently held by him to the shareholders of Roots Biopack Group. Eddie Chou also transferred the 7,500,000 shares of the common stock of our company that he owned to the shareholders of Roots Biopack Group.

As a result of the closing of the share exchange agreement, we are continuing in the business of the research and development, manufacturing and sale of bio-degradable food containers and we are adding industrial packaging to our list of disposable packaging products. However, we are moving forward as the successor business to Roots Biopack Group. Because the operations and assets of Roots Biopack Group now represent our entire business and operations, our management's discussion and analysis and audited financial statements are based on Roots Biopack Group financial results for the relevant periods.

RISK FACTORS

In addition to other information in this current report, the following risk factors should be carefully considered in evaluating our business because such factors may have a significant impact on our business, operating results, liquidity and financial condition. As a result of the risk factors set forth below, actual results could differ materially from those projected in any forward-looking statements. Additional risks and uncertainties not presently known to us, or that we currently consider to be immaterial, may also impact our business, operating results, liquidity and financial condition. If any such risks occur, our business, operating results, liquidity and financial condition could be materially affected in an adverse manner. Under such circumstances, the trading price of our securities could decline, and you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

We operate in a competitive industry and our failure to compete effectively may adversely affect our ability to generate revenue.

The disposable packaging industry is competitive and subject to frequent product introductions with improved price and or performance characteristics. Many companies, including those who manufacture their disposable packaging products out of plastic, paper or polystyrene, have greater financial, research and development, marketing and sales resources, offer a broader product line, have better brand recognition and have a larger customer base than we do. Increased competition in the disposable packaging industry could result in significant price competition, reduced profit margins or loss of market share, any one of which could have a material adverse effect on our ability to generate revenues and successfully operate our business.

Established manufacturers in the disposable packaging industry could reduce their prices or engage in advertising or marketing campaigns designed to protect their respective market shares improve their ability to recycle their existing products or they could develop new environmentally friendly products, which could render our products obsolete and could negatively impact our ability to compete.

Our competitors may reduce their prices or engage in advertising or marketing campaigns designed to protect their respective market shares and impede the market acceptance of our disposable packaging products. We expect that many of our competitors may actively seek competitive alternatives to our disposable packaging products. The development of competitive disposable packaging products could render our disposable packaging products obsolete and could impair our ability to compete, which would have an adverse effect on our business, financial condition and results of operations.

We may suffer significant losses resulting from general product liability, which may harm our financial condition and result of operations.

As a manufacturer of disposable packaging products we are at risk for potentially significant product liability and associated losses. We cannot predict or protect against all potential losses or liabilities that may arise relating to our disposable food container and industrial packaging products. We maintain insurance against many, but not all, potential losses and liabilities, in accordance with customary industry practice and in amounts we believe to be necessary. If any losses or liabilities are not covered by insurance, or if the insurance is insufficient, we would be required to satisfy these losses and liabilities and our financial condition and results of operations may be adversely affected.

We rely on a number of different suppliers to supply us with the materials that we require to manufacture our disposable packaging products. We could be adversely affected by an increase in our suppliers prices or a significant decline in our suppliers financial condition. As a result, our business may fail and investors may lose their entire investment.

We rely on a number of different suppliers to supply our company with the materials that we require to manufacture our disposable packaging products. We could be adversely affected by an increase in any one of our suppliers prices or a significant decline in any one of our suppliers financial condition. If the relationship with anyone one of our suppliers is terminated and we are unsuccessful in establishing a relationship with an alternative supplier who offers similar products at similar prices, our results of operations could be adversely affected. As a result, our business may fail and investors may lose their entire investment.

We rely on a number of distributors to distribute our disposable packaging products to customers. We could be adversely affected by an increase in our suppliers prices, a significant decline in our suppliers financial condition. As a result, our business may fail and investors may lose their entire investment.

We rely on a number of distributors to distribute our disposable packaging products to our customers. We could be adversely affected by an increase in our distributors prices of distribution services or a significant decline in our distributors financial condition. If the relationships with any one of our distributors is terminated and we are not successful in establishing a relationship with an alternative distributor who offers similar services at similar prices, our results of operations could be adversely affected, our business may fail and investors may lose their entire investment.

We rely on certain strategic raw materials for our operations. If the raw materials we use to manufacture our disposable packaging products increase substantially in price or for whatever reason becomes unavailable to us our business could fail and investors could lose their entire investment.

Although we believe that there are sufficient quantities of the raw materials we use to manufacture our disposable packaging products, the continuous existence and availability and price of these raw materials may be affected by natural disasters, domestic and world markets, political conditions, changes in government regulation and war or other outbreak of hostilities. If the raw materials we use to manufacture our disposable packaging products increase substantially in price or for any reason become unavailable to us our business could fail and investors could lose their entire investment.

Substantially all of our assets, all of our directors and all of our executive officers reside outside the United States. As a result it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or executive officers.

Substantially all of our assets are located outside the United States and we do not currently maintain a permanent place of business within the United States. In addition, all of our directors and executive officers are nationals and residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, investors may be effectively prevented from pursuing remedies under U.S. federal securities laws against us or any of our directors or executive officers.

Our ability to hire and retain qualified personnel will be an important factor in the success of our business and a failure to hire and retain key personnel may result in our inability to manage and implement our business plan.

Our ability to hire and retain qualified personnel will be an important factor in the success of our business. The competition for qualified personnel in the disposable packaging industry in which we operate is high. In addition, in order to manage growth effectively, we must implement management systems and continue to recruit and train new employees. We may not be able to attract and retain the necessary qualified personnel. If we are unable to retain or to hire qualified personnel as required, we may not be able to adequately manage and implement our business plan.

Our international operations subject us to a number of risks, including unfavorable political, regulatory, labor and tax conditions in foreign countries. We may not be able to develop and implement policies and strategies that will be effective in each location where we do business and as a result our business could fail and investors could lose their entire investment.

Our international operations subject us to the legal, political, social and regulatory requirements and economic conditions of many jurisdictions. Risks inherent to international operations, include the following:

  difficulty in enforcing agreements in foreign legal systems;

  foreign countries may impose additional withholding taxes or otherwise tax our foreign income, impose tariffs or adopt other restrictions on foreign trade and investment, including currency exchange controls;

  fluctuations in exchange rates may affect product demand and may adversely affect our profitability in United States dollars to the extent the price of our products and cost of raw materials is denominated in a foreign currency;

  inability to obtain, maintain or enforce intellectual property rights;

  changes in general economic and political conditions in the countries in which we operate;

  unexpected adverse changes in foreign laws or regulatory requirements, including those with respect to export duties and quotas;

  difficulty with staffing and managing widespread operations;

  trade barriers such as export requirements, tariffs, taxes and other restrictions and expenses, which could increase the prices of our products and make us less competitive in some countries; and,

  difficulty of and costs relating to compliance with the different commercial and legal requirements of the overseas markets in which we offer and sell our products.

Our international operations require us to respond to rapid changes in market conditions in these countries. The success of our international operations depends, in part, on our ability to succeed in differing legal, regulatory, economic, social and political conditions. We may not be able to develop and implement policies and strategies that will be effective in each location where we do business and as a result our business could fail and investors could lose their entire investment.

The limitation of our available manufacturing capacity due to significant disruption in our manufacturing operation could have a material adverse effect on sales revenue and results of operations and financial condition.

We manufacture our disposable packaging products using complex processes that require technologically advanced equipment and continuous modification to improve yields and performance. From time to time, we have experienced minor disruptions in our manufacturing process as a result of power outages or equipment failures. If production at our manufacturing plant is disrupted for any number of reasons, manufacturing yields may be adversely affected and we may be unable to meet our customers requirements. Consequently, our customers may purchase disposable food packaging products from our competitors. This could result in a significant loss of revenues and damage to our customer relationships, which could materially adversely effect our business, results of operations or financial condition.

Our disposable packaging products may be perceived poorly by environmental groups, customers and government regulators which could have an adverse effect on our business, causing us to cease operations.

Our success depends substantially on our ability to manufacture disposable packaging products that are less harmful to the environment than disposable packaging products, which are made from plastic, paper or polystyrene. Although we believe that our disposable packaging products are less harmful to the environment than other disposable packaging products, which are made from paper, plastic and polystyrene, our disposable packaging products may also possess characteristics that environmental groups could perceive as negative for the environment. When biodegradable waste is disposed of in landfills, it breaks down under uncontrolled anaerobic conditions. This produces landfill gas which, if not harnessed, escapes into the atmosphere. Landfill gas contains methane, a more harmful greenhouse gas than carbon dioxide. The European Union Landfill Directive puts key requirements on member states for the management of biodegradable waste in order to stop global warming. Whether, on balance, our disposable packaging products are better for the environment than other disposable packaging products, which are made from either plastic, paper or polystyrene is a somewhat subjective judgment. Environmental groups, customers, and governmental regulators may not agree that our disposable packaging products have an advantage over other disposable packaging products, which are made from plastic, paper or polystyrene. If our disposable packaging products are perceived as being harmful to the environment, our revenues will likely suffer and as a result we could go out of business.

We have a stable customer base; however, loss of, or material financial weakness of, certain of our largest customers could adversely affect our financial condition and results of operations until such business is replaced and no assurances can be made that we would be able to regain or replace any lost customers. This could cause us to go out of business and investors could lose their entire investment.

Although we have a stable customer base, we relied on our largest five customers for approximately 98 % of our sales in 2006. The loss of these customers would adversely affect revenues and results of operations, and the loss of any other significant customers could adversely affect revenues and results of operations unless and until the lost business is replaced. We believe that it is unlikely that we could replace these as customers. This could cause us to go out of business and investors could lose their entire investment.

Our businesses is subject to complex health, safety and environmental laws and industry regulations, which require and will continue to require significant expenditures to remain in compliance with such laws and regulations currently and in the future. Costs of such compliance will likely reduce our profitability.

The complex health, safety and environmental laws and industry regulations, which our business is subject to require and will continue to require significant expenditures by us in order that we may remain in compliance with such laws and regulations. Unanticipated government enforcement action, or changes in health, safety and environmental laws and industrial regulations could result in higher costs which may negatively affect our profitability.

We may lose our competitiveness if we are not able to protect our proprietary technology and intellectual property rights against infringement, and any related litigation may be time-consuming and costly. If we can not compete successfully we may go out of business.

Our success and ability to compete depends to a significant degree on our proprietary technology. If any of our competitors copy or otherwise gain access to our proprietary technology or develop similar disposable packaging products independently, we may not be able to compete as effectively. The measures we have implemented to protect our proprietary technology and other intellectual property rights are currently based upon a combination of provisional patent applications, patents, trademarks and trade secrets. These measures, however, may not be adequate to prevent the unauthorized use of our proprietary technology and our other intellectual property rights. Further, the laws of foreign countries may provide inadequate protection of such intellectual property rights. We may need to bring legal claims to enforce or protect such intellectual property rights. Any litigation, whether successful or unsuccessful, may result in substantial costs and a diversion of our company's resources. In addition, notwithstanding our rights to our intellectual property, other persons may bring claims against us alleging that we have infringed on their intellectual property rights or claims that our intellectual property rights are not valid. Any claims against us, with or without merit, could be time consuming and costly to defend or litigate, divert our attention and resources, result in the loss of goodwill associated with our business or require us to make changes to our disposable food container and industrial packaging products.

Because our executive officers, directors control a high percentage of our common stock, such insiders may have the ability to influence matters affecting our shareholders.

Our executive officers and directors, in the aggregate, beneficially own 17.38% of the issued and outstanding shares of our common stock. As a result, they have the ability to influence matters affecting our shareholders, including the election of our directors, the acquisition or disposition of our assets, and the future issuance of our shares. Because our executive officers, directors and principal shareholders control such shares, investors may find it difficult to replace our management if they disagree with the way our business is being operated. Because the influence by these insiders could result in management making decisions that are in the best interest of those insiders and not in the best interest of the investors, you may lose some or all of the value of your investment in our common stock.

RISKS RELATED TO OUR COMMON STOCK

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our ability to continue operations.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because a portion of our continued operations will be financed through the sale of equity securities, a decline in the price of our common stock could be especially detrimental to our liquidity and our operations. Such reductions may force us to reallocate funds from other planned uses and may have a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. If our stock price declines, we can offer no assurance that we will be able to raise additional capital or generate funds from operations sufficient to meet our obligations. If we are unable to raise sufficient capital in the future, we may not be able to have the resources to continue our normal operations.

The market price for our common stock may also be affected by our ability to meet or exceed expectations of analysts or investors. Any failure to meet these expectations, even if minor, may have a material adverse effect on the market price of our common stock.

If we issue additional shares in the future, it will result in the dilution of our existing shareholders.

Our certificate of incorporation, as amended, authorizes the issuance of up to 50,000,000 shares of common stock with a par value of $0.0001 and 10,000,000 shares of preferred stock with a par value of $0.001. Our board of directors may choose to issue some or all of such shares to provide additional financing in the future. The issuance of any such shares will result in a reduction of the book value and market price of the outstanding shares of our common stock. If we issue any such additional shares, such issuance will cause a reduction in the proportionate ownership and voting power of all current shareholders. Further, such issuance may result in a change of control of our corporation.

Trading of our stock may be restricted by the Securities Exchange Commission's penny stock regulations, which may limit a stockholder's ability to buy and sell our stock.

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

NASD sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

In addition to the "penny stock" rules described above, the National Association of Securities Dealers (NASD) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Our common stock is illiquid and the price of our common stock may be negatively impacted by factors which are unrelated to our operations.

Our common stock currently trades on a limited basis on the OTC Bulletin Board. Trading of our stock through the OTC Bulletin Board is frequently thin and highly volatile. There is no assurance that a sufficient market will develop in our stock, in which case it could be difficult for shareholders to sell their stock. The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of our competitors, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

DESCRIPTION OF BUSINESS

Corporate History – Biopack Environmental Solutions Inc. (formerly Star Metro Corp, Eatware Corporation.,Zkid Network Company and Quadric Acquisitions Corporation.)

We were incorporated on August 28, 2000 in the state of Nevada under the name “Quadric Acquisitions Corporation”. Following our incorporation we were not actively engaged in any business activities. On April 25, 2001 we were acquired by Zkid Network Company and as a result we became engaged in the business of providing media content for children through the use of our proprietary software.

On February 8, 2006, we announced that we would be unable to raise the necessary funds to continue with our then-existing business model and plan. Accordingly, we decided to seek an active company to acquire.

On May 8, 2006, we closed a share exchange agreement with Starmetro Group Limited, which became our wholly-owned subsidiary. Under the terms of the share exchange agreement we exchanged 60,000,000 shares of our company for 100% of the issued and outstanding shares of Starmetro Group Limited at a ratio of 1 share of our common stock for 2,000 shares of Starmetro Group Limited’s stock. As a result of the share exchange agreement, we became engaged in the development of a line of biodegradable, single use, food and beverage containers.

On November 27, 2006, we changed our name from “Eatware Corporation” to “Star Metro Corp.” We were required to effect this name change by the terms of an agreement we entered into on November 13, 2006, with Glory Team Industrial Limited and Eddie Chou.

On February 26, 2007, we changed our name from “Star Metro Corp.” to “Biopack Environmental Solutions Inc.” The name change was effected by merging Biopack Environmental Solutions Inc., our newly incorporated and wholly-owned subsidiary, with and into our company, with our company carrying on as the surviving corporation under the name “Biopack Environmental Solutions Inc.”

On, March 27, 2007, we completed a share exchange with Roots Biopack Group and the shareholders of Roots Biopack Group. Under the terms of the share exchange agreement we acquired all of the issued and outstanding common shares of Roots Biopack Group in exchange for the issuance by our company of 90,000,000 common shares to the former shareholders of Roots Biopack Group. As of the closing date of the share exchange agreement, the former shareholders of Roots Biopack Group held approximately 62.13% of the issued and outstanding common shares of our company.

The acquisition of Roots Biopack Group is deemed to be a reverse acquisition for accounting purposes. Roots Biopack Group, the acquired entity, is regarded as our predecessor entity as of March 27, 2007. Starting with the periodic report for the quarter in which the acquisition was consummated, we will file annual and quarterly reports based on the December 31 fiscal year end of Roots Biopack Group. Such financial statements will depict the operating results of Roots Biopack Group, including the acquisition of our company, from March 27, 2007.

Business Subsequent to the Acquisition of Roots Biopack Group

As of the closing date of the share exchange agreement on March 27, 2007 we are continuing in the business of the research and development, manufacturing and sale of bio-degradable food containers and we are adding industrial packaging to our list of disposable packaging products.. However, we are moving forward as the successor business to Roots Biopack Group. We continue to rely on our exclusive original equipment manufacturer located at Shunde City, China to manufacture our biodegradable food container products and, within this year, we intend to manufacture our biodegradable food container and industrial packaging products in our own manufacturing plant located in Jiangmen City, China. Through our sales and marketing team and our distributors, we supply our biodegradable food container and industrial packaging products to multi-national corporations, supermarket chains and restaurants, located across North America, Europe and Asia. We believe that we are well positioned to become a leader in the disposable packaging industry, providing a high quality, cost effective and “environmentally friendly” alternative to traditional disposable packaging products, which are made from plastic, paper or polystyrene.

Disposable Food Container and Industrial Packaging Product Industry Overview

The disposable packaging industry is estimated to generate millions of dollars in revenues worldwide. Currently, the majority of disposable packaging products are made from plastic, paper or polystyrene, which are typically non-recyclable and non-biodegradable. As a result, the only method to dispose of plastic, paper, or polystyrene disposable packaging products is to discard them in landfills. Consequently, millions of tons of plastic, paper, or polystyrene disposable packaging products are discarded in landfills across the world each year. In the last decade there has been increasing public concern over the harmful impact that plastic, paper, or polystyrene disposable packaging products have on the environment. Because of this public concern; (i) governments located across the world have begun legislating regulations, which are aimed to restrict and in some cases even ban the use of plastic, paper, or polystyrene disposable packaging products and (ii) multi-national corporations have begun to seek an alternative to plastic, paper, or polystyrene disposable packaging products, which are less harmful to the environment. As these trends continue we believe that market for biodegradable food containers and industrial packaging products will face rapid growth in the future.

The following is a table which describes our corporate structure:

Subsidiaries

The following is a list of our subsidiaries;

Name of Subsidiary	corresponding number on diagram	Date of Incorporation	Jurisdiction of Incorporation	Purpose
Roots Biopack Group Limited	1	May 14, 2006	British Virgin Islands	Serves as an investment holding company which holds some of our subsidiaries
Roots Biopack Limited	2	May 24, 2004	Hong Kong	Serves as a vehicle for the sales and marketing of our biodegradable food containers and industrial packaging products.
Roots Biopack (Intellectual Property) Limited	3	April 27, 2005	Hong Kong	Serves as a vehicle for the patent and trademark registration of our biodegradable food container and industrial packaging products.
Expert Result Group Limited	4	April 19, 2006	British Virgin Islands	Serves as an investment holding company, which holds Roots Biopack Limited, which in turn holds Jiangmen Roots Biopack – Ltd.
Eglinton Group Limited	5	April 20, 2004	British Virgin Islands	A dormant company currently without any operating activities
Roots Biopack Limited	6	February 16, 2006	Hong Kong	Serves as an investment holding company which holds Jiangmen Roots Biopack – Ltd.
Jiangmen Roots Biopack Ltd.	7	March 30, 2006	The PRC	Serves as an investment holding company for our future manufacturing plant, which will be located in Jiangmen China. We anticipate that the manufacturing plant, which will be known as "Roots Biopark," will be in operation before the end of 2008.

Starmetro Group Limited	8	April 1, 2005	British Virgin Islands	Serves as an investment holding company which holds some of our subsidiaries
E-ware Corporation Limited	9	November 28, 2005	Hong Kong	Provide corporate administrative services
Bioplanet Distribution Sdn Bhd	10	December 5, 2005	Malaysia	This company is involved in the raw material (Empty Fruit Bunch) development project in Malaysia.

On November 30, 2005, we incorporated Eatware Development Sdn Bhd.in Malaysia for the purpose of Joint Venture regarding the Malaysia project. On January 15, 2007, because the company was not and never had been carrying out any business, the company was struck off from the registry of companies and no longer exists.

Principal Products

Our product line-up of food containers and industrial packaging products are biodegradable and are made from natural materials, consisting primarily of sugarcane fiber. Sugarcane fiber, also known as bagasse, is a renewable resource that is by-product of the sugar refining process.

Our product lineup of food containers and industrial packaging products are refrigerator, freezer, microwave and oven friendly in temperatures ranging from -25°C to 220°C. Our product lineup of food containers and industrial packaging products are sterilized by ultra violet light.

Our product line-up of food containers and industrial packaging products include; plates, bowls, boxes, trays, shoe supporters and cases for electronic devices and are able to be customized to meet the specific requirements of customers, including modifications to shape, size and colour.

Competitive Advantages

We believe that we have the following competitive advantages:

  We employ our own research and development, sales and marketing, quality control team and customer service team.

  We have established long-term relationships with our key distributors, who supply our biodegradable food container and industrial packaging products to multi-national corporations, supermarket chains and restaurants, located across North America, Europe and Asia.

  We have registered our trademark “ROOTS” in Switzerland and Hong Kong and have filed trademark applications in; the United States, Canada, the European Union Japan, China and India. We plan to apply for trademark registration in; Australia, New Zealand, Malaysia, Israel, Saudi Arabia, Turkey.

Sales and Marketing

We employ our own sales and marketing team that is engaged in direct sales of our biodegradable food container and industrial packaging products to customers. To enhance our corporate image and brand awareness we actively participate in various events. Our biodegradable food container and industrial packaging products were selected for use in the following events; 2006 Winter Olympics, 2005 World Youth Day, 2005 Winterfest, 2003 World Alpine Ski Championship, 2003 World Expo, 2002 World Expo.

Distribution Methods

Through our distributors we supply our biodegradable food containers and industrial packaging products to multi-national corporations, supermarket chains and restaurants, located across North America, Europe and Asia. Our key distributors are mainly in The Netherlands, Switzerland, Hong Kong, Sweden, the United States, Japan, Taiwan and Israel.

Manufacturing Process

Our original equipment manufacturer currently manufactures our biodegradable food container and industrial packaging products. This original equipment manufacturer, named the Shunde Factory, is located at Shunde City, China. The Shunde Factory is a three-storey building with a total area of 5,000 square feet and currently consists of 210 employees, two semi-automated production lines and one fully-automated production line. The manufacturing process consists of eight main components; Pulping, Coloring, Clinging, Forming, Laminating, Trimming, Sterilization and Packing. Approximately 90% of our biodegradable food containers and industrial packaging products are manufactured at the Shunde Factory. Approximately 10%, mostly industrial packaging products, are produced by other manufacturing plants.

In March 2007, we leased a 40 mou (or 26.7 hectare) factory site in Jiangmen City, China as our production base. The site, named as “Roots Biozone”, now consists of 4 vacant factory blocks with dormitories and necessary utility facilities. Production is expected to commence during the third or fourth quarter this year.

We plan to develop our permanent production base, which will also be located in Jiangmen City, China. We anticipate that the manufacturing plant, which will be known as “Roots Biopark”, will be in operation by the end of 2008. We anticipate that “Roots Biopark” will consist of 43 fully-automatic production lines. We anticipate that “Roots Biopark” will contain a visitor and educational centre, which will be used to promote our products, production technology and research and development capabilities. For more information about “Roots Biopark” please see the section titled “Description of Property” on page 18 of this current report.

Competition

The market for disposable packaging products is competitive and subject to frequent product introductions with improved price and or performance characteristics. We face competition from companies who provide disposable packaging products which are made from plastic, paper or polystyrene. Many of these companies have greater financial, research and development, marketing and sales resources, offer a broader product line, have better brand recognition and have a larger customer base than we do. Examples of these companies include; Eastman Chemical Company, BASF Corporation - Apack AG, SK Chemicals, Showa and Highpolymer. We also face competition from companies who provide disposable packaging products which are made from bioplastics and other types of natural materials. Example of these companies include; Earthshell Corp, Starch Tech Incorporated, Biocorp NA, KTM Industries Incorporated, Eco-Products Incorporated, Insulair, Incorporated, Novamont SPA, Green Shell Company Limited, Far East Green World Corporation, Sanshi Green Packaging Company and Green Eternity Company Limited.

Availability of Raw Materials

Our raw materials are sourced from the following regions:

Material Provided	Region
Sugarcane Fiber	Guangdong Province (China) Guangxi Province (China)
Palm Fiber	Malaysia
PE/ PET Film	Guangzhou (China)
Coloring	Guangdong Province (China)
Water Repellent	Guangdong Province (China)
Oil Repellent	Hong Kong Canada
Carton Box	Guangdong Province (China) Hong Kong
Machinery	Guangdong Province (China)

Intellectual Property

We have not registered any patent or proprietary technology.

Trademarks

Our “Roots” trademark is currently registered in Switzerland and Hong Kong. We are currently applying for trademark registration in Canada, the United States, the European Union, Japan, China and India. We plan to apply for trademark registrations in; Australia, New Zealand, Malaysia, Israel, Saudi Arabia, Turkey. Details of our registered trademarks are below;

Date	Country	Registration Number
June 1, 2006	Hong Kong	200302488
September 1, 2006	Switzerland	548477

Domain Names

We own and operate the following registered internet domain name www.rootsbiopack.com. The information contained on our website does not form part of this current report.

Dependence on one or more main customers

Although we have a stable customer base, we relied on our largest five customers for approximately 98% of our sales in 2006. The loss of these customers would adversely affect revenues and results of operations, and the loss of any other significant customers could adversely affect revenues and results of operations unless and until the lost business is replaced.

Pension Plan

We participate in a defined contribution pension plan under the Mandatory Provident Fund Schemes Ordinance for all our eligible employees in Hong Kong. The Mandatory Provident Fund Scheme is available to all employees aged 18 to 64 with at least 80 days of service in the employment in Hong Kong. Contributions are made at 5% of the participants’ relevant income with a ceiling of HK$20,000. The participants are entitled to 100% of our contributions together with accrued returns irrespective of their length of service with our company, but the benefits are required by law to be preserved until retirement age of 65. Our only obligation is to make the required contributions under the plan. The assets & the schemes are controlled by trustees and held separately from those of our company. The total pension cost for Roots Biopack Limited was $1,410 for the fiscal year end 2006 and $810 for the fiscal year end 2005. The total pension cost for Biopack Environmental Solutions Inc. was $4,504 for the fiscal year end 2006 and nil for the fiscal year end 2005.

We also participate in a compulsory savings scheme in Malaysia. All employees in Malaysia who have reached the age of 16 and employed under a contract of service whether express or implied, and whether oral or in writing must be registered as a member of the Employees Provident Fund. As an employer, we contribute 12% of the employee's wages and the employee contributes 11% of the monthly wages towards the employee's account. The total cost for this plan through our Malaysian subsidiary was $4,463 in 2006 and nil in 2005.

Independent Testing

To ensure that our products meet health and safety and performance standards, we have them put through the tests described in the following table.

Criteria	Objectives / Purpose		Independent Testing
Laboratories

Physical Performance Test	-	Temperature resistance, steamer,	Hong Kong Standards and
		microwave and oven tests	Testing Centre

	-	Water and oil proof tests	Hong Kong Standards and
Testing Centre
	-	Acid Resistance tests
Hong Kong Standards and
Testing Centre

Food Safety Tests	-	Microbiological Tests, Coliform Bacteria,	SGS Hong Kong Limited
Pesticides Residues, Moulds and Yeasts
Tests

	-	Overall Migration Test	SGS Hong Kong Limited

	-	Heavy Metals Analysis,	SGS Hong Kong Limited

	-	Hong Kong Q-Mark Product Award	Hong Kong Q-Mark Council

Biodegradability	-	ASTM D6400 (USA), DIN V 54900 and	DIN CERTCO, Belgium
DIN EN 13432 (European Countries)

	-	OK Compost and OK Compost Home
		Conformity Marks	AIB-Vincotte, Belgium

	-	Hong Kong Green Label Scheme	Hong Kong Green Council

Governmental Regulation

With the emergence of alternatives to disposable packaging products, which are made from plastic, paper and polystyrene, various standards and guidelines have been developed by government organizations to assess the performance of these substitutes. Through our quality assurance tests, we attempt to ensure that our biodegradable food containers and industrial packaging products meet or exceed the applicable government standards and guidelines.

Our products comply with following international regulations:-

  German Regulation to the protection from dangerous materials – Gefhstoff-Verordnung (Oct 26, 1993);

  U.S. CFR Title 21 (FDA Regulation);

  Taiwan Hygienic Standard for Food Utensil, Container and Packaging (Revised 82.7.7); and,

  Biodegradability and Food Standards of Hong Kong Environmental Protection Department (HKEPD).

Research and Development

Our research and development team consists of 4 employees. The Research and Development expenses are mainly staff cost and product testing fees which are minimal at this stage.

Employees

We currently have 15 full time and part time employees.

Report to Security Holders

We are not required to deliver an annual report to our shareholders but will voluntarily send an annual report, together with our annual audited financial statements. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission and our filings are available to the public over the internet at the Securities and Exchange Commission's website at http://www.sec.gov.

The public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 100 F Street N.E. Washington D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-732-0330.

DESCRIPTION OF PROPERTY

Offices

Our head office is located at 18/F, Metroplaza Tower II 223 Hing Fong Road Kwai Chung, New Territories, Hong Kong. Our telephone number is (852) 3586-1383. Our facsimile number is (852) 3586-2366.

On October 11, 2006, our subsidiary, E-Ware Corporation Limited entered into a written sub-lease with Grand Power Express International Ltd. for a portion of approximately 4,215 square feet of office space for the period from June 5, 2006 to June 4, 2009, inclusive as our head office. Pursuant to this sub-lease we lease approximately 28% of the total of approximately 4,215 square feet for a basic rate of $14,454 per month.

We also maintain an office at located Suite E-09-07, Level 9, Block E, Plaza Mont' Kiara, No. 2, Jalan Kiara, Mont' Kiara, 50480 Kuala Lumpur, Wilayah Persekutuan, Malaysia. Our telephone number is (603) 6203-9899. Our facsimile number is (603) 6203-9799. Our subsidiary, Bioplanet Distribution Sdn Bhd, lease the office, which is approximately 1,463 square feet, for rent of $1,155 per month for the period from December 15, 2005 to December 14, 2006. We will be able to renew the lease for one more year, to December 14, 2007, on October 20, 2006.

Through our subsidiary, Roots Biopack Limited, we also lease an office at Unit 2009, Hopewell Centre, 183 Queen’s Road East, Wan Chai, Hong Kong. This office measures approximately 1,533 square feet, for a rent of $4,295 per month. Our current lease will expire on November 14, 2008.

Land and Factory, the PRC

We plan to develop an additional manufacturing plant, which will be located in Duruan Town, Pengjian District, Jiangmen City, China. We anticipate that the manufacturing plant, which will be known as Roots Biopark, will be in operation by the end of 2008.

We have leased premises for the development of “Roots Biozone”. From March 1, 2007 to April 31, 2007, we will have a rent-free renovation period so that we can carry out renovations to ensure that the factory and dormitory suit our company’s needs.

The industrial premises measures has a total area of 10,440 square meters and the dormitory is 2,700 square meters in area. The lease will begin on March 1, 2007. The industrial premises include a factory, dormitories, a shop on the first floor, an office on the second floor, toilets, a garage, a storage shelter and land, a substation, an electricity transformer (315kW). The premises are equipped with kitchen appliances, water, electricity and fire prevention and fire fighting equipment.

The lease term is 15 years. A copy of the lease agreement and the translation of the lease agreement are attached as exhibits to this form. When the lease period expires, we have priority to renew the lease.

We have paid the sum of RMB 100,000.00 as a partial rental deposit. We must pay a further RMB 209,000.00 deposit before March 5, 2007. Pursuant to the terms of our rental agreement, the rental deposit shall be refunded to us without interest upon the expiration of the lease.

For the period from the first to the fifth year, our monthly rent shall be RMB 103,000.00, causing our total annual rent to be RMB 1,236,000.00. From the sixth year onward, our rental obligation for these premises will be increased by 5% every 3 years pursuant to our rental agreement, throughout the lease period, if our landlord wants to sell the premises, he must first inform us of the terms of any offer with 90 days advance notice, we then have the right of first refusal to purchase the premises on the same terms as any existing offer. If the premises are sold to a third party, our rental agreement provides that our rental agreement shall continue and not be affected by the change of ownership.

Planned Manufacturing Plant, Malaysia

We intend to build and operate a production plant in Malaysia. Through this production plant, we intend to produce disposable and bio-degradable tableware. We intend to use palm fibre extracted from vegetable by-products as the main raw material. By vertically integrating the entire manufacturing process, from the conversion of the raw materials to the completion of the final product, we expect to be able to control all aspects of production and minimize production costs.

As of March 30, 2007, we had spent $148,410 on the construction of the production plant in Malaysia. However, in late 2006, we put the development of the production plant on hold until we completed the acquisition of an existing company as an investment. Now that we have completed the acquisition, this production plant will be considered as one of our future development plan.

MANAGEMENT’S DISCUSSION AND ANALYSIS

Overview

You should read the following discussion of our financial condition and results of operations together with the audited financial statements and the notes to the audited financial statements included in this current report. This discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results may differ materially from those anticipated in these forward-looking statements.

As of the closing date of the share exchange agreement on March 27, 2007 we are continuing in the business of the research and development, manufacturing and sale of bio-degradable food containers and we are adding industrial packaging to our list of disposable packaging products. However, we are moving forward as the successor business to Roots Biopack Group. Through our sales and marketing team and our distributors we supply our biodegradable food container and industrial packaging products to multinational corporations, supermarket chains and restaurants, located across North America, Europe and Asia. We believe that we are well positioned to become a leader in the disposable packaging industry, providing a high quality, cost effective and “environmentally friendly” alternative to traditional disposable packaging products, which are made from plastic, paper or polystyrene.

On March 27, 2007, we completed a share exchange agreement with Roots Biopack Group and the former shareholders of Roots Biopack Group. As a result of the share exchange agreement, we will integrate our existing development of a line of biodegradable, single use, food and beverage containers with the research and development, manufacturing and sale of biodegradable food container and industrial packaging products, which are made from natural materials. Because we are the successor business to Roots Biopack Group and because the operations and assets of Roots Biopack Group represents our entire business and operations from the closing date of the share exchange agreement, our management's discussion and analysis and audited financial statements are based on Roots Biopack Group financial results for the relevant periods.

Result of Operations for the Fiscal Year End December 31, 2006 as compared to the Fiscal Year End December 31, 2005.

Our net income for the year end December 31, 2006 was $613,474. Our net income for the year ended December 31, 2005 was $505,951. The increase in net income of $107,523 for the year ended December 31, 2006 was primarily due to the increase in sales volume and improved profit margin in 2006.

Net Sales and Cost of Sales

Our net sales for the year ended December 31, 2006 was $6,622,362. Net sales for the year ended December 31, 2005 was $5,207,260. The increase in net sales of $1,415,102 for the year ended December 31, 2006 was primarily due to an increase in sales volume in 2006 as compared with that of 2005.

Our cost of sales for the year ended December 31, 2006 was $5,248,104. Our cost of sales for the year ended December 31, 2005 was $4,313,209. The increase of $934,895 in cost of sales for the year ended December 31, 2006 was primarily due to an increase in sales volume that resulted in a corresponding increase in cost of sales.

Operating Expenses

Our operating expenses for the year ended December 31, 2006 was $627,433. Our operating expenses for the year ended December 31, 2005 was $278,752. The increase in operating expenses of $348,681 for the year ended December 31, 2006 as compared to 2005 was primarily due to an increase in consulting fees during 2006, advertising and promotion expenses, and rent expenses constitute the majority of our operating expenses.

Our advertising and promotion expenses for the year ended December 31, 2006 was $20,619. Our advertising and promotion expenses for the year ended December 31, 2005 was $21,795. The decrease in advertising and promotion expenses of $1176 for the year ended December 31, 2006 was primarily due to The advertising expense in year 2006 was nearly the same as that of 2005.

Our rent expenses for the year ended December 31, 2006 was $30,379. Our rent expenses for the year ended December 31, 2005 was $22,843. The increase in rent expenses of $7,536 for the year ended December 31, 2006 was primarily due to an increase in the rate of our rental costs.

Other Income and Expenses

We recognized a foreign exchange rate for the year ended December 31, 2006 of $7.7771. We recognized a foreign exchange rate for the year ended December 31, 2005 of $7.7533. The increase in foreign exchange rate for the year ended December 31, 2006 was primarily due to the weakening of the U.S. dollar.

We incurred interest expenses for the year ended December 31, 2006 of $1,816. We incurred interest expenses for the year ended December 31, 2005 of $217. The increase in interest expenditures of $1,599 for the fiscal year ended December 31, 2006 was primarily due to an increase in rates of interest.

Liquidity and Capital Resources

Our principal cash requirements are for daily working capital and purchase of machinery for developing Roots Biozone.

Capital Resources

For the year ended December 31, 2006 we had a working capital of $1,105,477. For the year ended December 31, 2005 we had a working capital of $507,398. The increase in working capital of $598,079 for the year ended December 31, 2006 was primarily due to cash requirement for the purchase of a piece of land in Jiangmen, China.

For the year ended December 31 2006, we had cash and cash equivalents of $793,262. For the year ended December 31 2005, we had cash and cash equivalents of $63,824. The increase in cash equivalents of $729,438 for the year ended December 31, 2006 was primarily due to an increase in cash generated from operation and an increase in prepayments from the customers.

Cash Flow Used in Operating Activities

For the year ended December 31, 2006 our operating activities used cash of $535,357. For the year ended December 31, 2005 our operating activities used cash of $107,661. The increase in cash used in operating expenses of $427,696 for the year ended December 31, 2006 was primarily due to our improved operating performance.

Cash Flow Used in Investing Activities

For the year ended December 31, 2006 investing activities used cash of $18,958. For the year ended December 31, 2005 investing activities used cash of $128,610. The decrease in cash used in investing activities of $109,652 for the year ended December 31, 2006, was primarily due to a decrease in prepayments.

Cash Flow Provided by Financing Activities

For the year ended December 31, 2006 cash flow provided by financing activities provided cash of $1,284,759. For the year ended December 31, 2005 cash flow provided by financing activities provided cash of $299,913 The increase in cash flow provided by financing activities of $984,846 for the year ended December 31, 2006 was primarily due to advances from a third party, Begonia Participation Corp.

Capital Expenditures

We incurred capital expenditures in vehicle and computer equipment. As of March 30, 2007, we did not have any material commitments for capital expenditures. Over the next twelve months, we expect to spend $18,000,000 on capital expenditures.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Significant Accounting Policies

Basis of presentation

Use of estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting years. These accounts and estimates include, but are not limited to, the valuation & accounts receivable, deferred income taxes and the estimation on useful lives of plant and equipment. Actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents include all cash, deposits in banks and other highly liquid Investments with initial maturities of three months or less.

Accounts receivable

Accounts receivable are stated at original amount less allowance made for doubtful receivables, if any, based on a review of all outstanding amounts at the year end. Full allowances for doubtful receivables are made when the receivables are overdue for 1 year and an allowance is also made when there is objective evidence that the Group will not be able to collect all amounts due according to original terms of receivables. Bad debts are written off when identified.

Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. Maintenance, repairs and betterments, including replacement of minor items, are charged to expense; major additions to physical properties are capitalized.

Depreciation of plant and equipment is provided using the straight-line method over their estimated useful lives at the following annual rates.

Furniture, fixtures and office equipment	20%
Motor vehicles	20%

Impairment of long-lived assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. We recognize impairment of long-lived assets in the event that the net book values of such assets exceed the future undiscounted cash flows attributable to such assets.

No impairment & long-lived assets was recognized for any of the periods presented.

Revenue recognition

Revenue from sales of our products is recognized when the significant risks and rewards of ownership have been transferred to the buyer at the time of delivery and the sales price is fixed or determinable and collection is reasonably assured.

Advertising and promotion expenses

Advertising and promotion expenses are charged to expense as incurred.

Income taxes

We uses the asset and liability method of accounting for income taxes pursuant to SFAS No. 109 “Accounting for Income Taxes”. Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carry forwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Comprehensive income

We have adopted SFAS 130, Reporting Comprehensive Income”, which establishes standards for reporting and display of comprehensive income, its Components and accumulated balances. Accumulated other comprehensive income represents the accumulated balance of our foreign currency translation adjustments.

Foreign currency translation

We maintain our financial statements in U.S. dollars. Monetary assets, liabilities and transactions denominated in currencies other than in U.S. dollars are translated into U.S. dollars at rates of exchange prevailing at the balance sheet dates. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

Foreign currency assets and liabilities are translated at the exchange rates at the balance sheet dates and foreign currency revenue and expenses are translated at the average exchange rates and stockholders’ equity is translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of stockholders’ equity.

Fair value & financial instruments

The carrying values of our financial instruments, including cash and cash equivalents, trade and other receivables, deposits, trade and other payables approximate their fair values due to the short-term maturity of such instruments.

It is management’s opinion that we are not exposed to significant interest, price or credit risks arising from these financial instruments,

We are exposed to certain foreign currency risk from export sales and import purchase transactions and recognized accounts receivable and payable as they will affect our future operating results. We did not have any hedging activities during the reporting period.

Basic and diluted earnings per share

We report basic earnings or loss per share in accordance with SFAS No, 128.

Basic earnings per share is computed using the weighted average number of shares outstanding during the periods presented. The weighted average number of our shares represents the common stock outstanding during the years.

Concentration of credit risk

Concentration of credit risk is limited to accounts receivable and is subject to the financial conditions of major customers. We do not require collateral or other security to support accounts receivable. We conduct periodic reviews of its clients’ financial condition and customers payment practices to minimize collection risk on accounts receivable.

In December 2004, the FASB issued SFAS No. 123R, “Share-Based Payment” (“SFAS 123R”), which revises SFAS No. 123, ‘Accounting for Stock Based Compensation”, and supersedes APB 25. Among other items, SPAS 123R eliminates the use of APS 25 and the intrinsic value method of accounting, and requires companies to recognize in the financial statements the cost of employee services received in exchange for awards of equity instruments, based on the grant- date fair value of those awards. This cost is to be recognized over the period during which an employee is required to provide service in exchange for the award (typically the vesting period). SFAS 123R also requires that benefits associated with tax deductions In excess of recognized compensation cost be reported as a financing cash inflow, rather than as an operating cash flow as required under current literature.

SFAS 123R permits companies to adopt its requirements using either a “modified prospective” method, or a “modified retrospective” method.

Under the “modified prospective” method, compensation cost is recognized in the financial statements beginning with the effective date, based on the requirements of SFAS 123R for all share-based awards granted or modified after that date, and based on the requirements of SFAS 123 for all unvested awards granted prior to the effective date of SFAS 123R, Under the “modified retrospective” method, the requirements are the same as under the “modified prospective method, but this method also permits entities to restate financial statements of previous periods based on pro forma disclosures made in accordance with SFAS 123.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections” (“SFAS 154”), which changes the requirements for the accounting for and reporting of a change in accounting principle. The statement requires retrospective application to prior period financial statements of changes in accounting principle, unless impracticable to do so. It also requires that a change in the depreciation, amortization, or depletion method for long-lived non-financial assets be accounted as a change in accounting estimate, effected by a change in accounting principle. Accounting for error corrections and accounting estimate changes will continue under the guidance in APB Opinion 20, “Accounting Changes”, as carried forward in this pronouncement. The statement is effective for fiscal years beginning after December 15, 2005.

In November 2005, the FASB issued FSP Nos. FAS 115-1 and 124-1. “The Meaning of Other- Than-Temporary Impairment and Its Application to Certain Investments”. This FSP addresses the determination as to when an investment is considered impaired, whether the impairment is other-than-temporary, and the measurement of an impairment loss. The investment is impaired if the fair value is less than cost. The impairment is ‘other-than-temporary’ for equity securities and debt securities that can contractually be prepaid or otherwise settled in such a way that the investor would not recover substantially all of its cost. if ‘other-than-temporary’, an impairment loss shall be recognized in earnings equal to the difference between the investment’s cost and its fair value. The guidance in this FSP was effective in reporting periods beginning after December 15, 2005 and we do not believe that the adoption of these standards had a material impact on our financial statements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERSHIP AND MANAGEMENT

Principal Stockholders

The following table sets forth, as of March 30, 2007, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock, as well as by each of our current directors and executive officers and the directors and executive officers of our subsidiary as a group. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(2)
Common Shares	Ricky Chiu Director 85 Waterloo Road, Kowloon, Hong Kong	18,487,733	10.6%
Common Shares	Cede & Co. P.O. Box 222, Bowling Green Station, New York, New York, U.S.A. 10274	15,887,111	9%
Common Shares	Eddie Chou Secretary, Treasurer and Director 25C Grand Excelsior 25 Tai Hang Drive, Hong Kong	12,805,492	7.4%
Common Shares	Gerald Lau (3)(4)(5) 18/F Metroplaza Tower II, 223 Hing Fong Road, Kwai Chung, New Territories, Hong Kong	104,760,000	60.3%
Common Shares	Directors and Executive Officers as a Group	136,053,225	78.3%

(1)

Regulation S-B promulgated under the Exchange Act, defines a beneficial owner of a security as any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on March 30, 2007, and the date of this Current Report.

(2)

Calculated based on the 173,821,159 issued and outstanding shares as of March 30, 2007 plus, for each person or group, any securities that person or group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights.

(3)	Gerald Lau, our President, Chief Executive Officer and Director, is 50% owner and controller of Legend View Holdings Ltd., which owns 10,800,000 common shares of our company.

(4)	Gerald Lau, our President, Chief Executive Officer and Director, owns and controls Good Value Galaxy Limited, which owns 75,600,000 common shares of our company.

(5)	Gerald Lau, our President, Chief Executive Officer and Director, owns and controls Joyful Services Ltd, which owns 18,360,000 common shares of our company.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following individuals serve as the directors, executive officers and key employees of our company. All directors of our company and our subsidiary hold office until the next annual meeting of our shareholders or until their successors have been elected and qualified. The executive officers of our company and our subsidiaries are appointed by our board of directors and hold office until their death, resignation or removal from office.

Name	Position Held with our Company	Age	Date First Elected or Appointed
Gerald Lau	President, Chief Executive Officer and Director	49	March 27, 2007
Eddie Chou(1)	Principal Financial Officer, Chief Technical Officer, Secretary, Treasurer and Director(1)	36	February 6, 2006
Edwin Chan	Director	41	March 27, 2007
Hilary Chu	Director	30	March 27, 2007
Ricky Chiu(2)	Director(2)	36	February 6, 2006

Name	Position Held with our Company	Age	Date First Elected or Appointed
Alex Chan	Director of Bioplanet Distribution Sdn Bhd and Eatware Developemtn Sdn Bhd (Malaysia Subsidiaries)	34	December 5, 2006
Wong Lai Wah	Director of Bioplanet Distribution Sdn Bhd and Eatware Developemtn Sdn Bhd (Malaysia Subsidiaries)	59	December 5, 2006

(1)

Eddie Chou was appointed as our Secretary, Treasurer and a director on February 6, 2006. He was appointed as our Chief Technical Officer, upon the closing of the share exchange agreement with Roots Biopack Group, which occurred on March 27, 2007.

(2)

Ricky Chiu was appointed as our President and a director on February 6, 2006. He resigned as our President upon the closing of the share exchange agreement with Roots Biopack Group, which occurred on March 27, 2007.

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee of our company, indicating the person's principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Gerald Lau – Chief Executive Officer and Director

Gerald Lau was appointed as our Chief Executive Officer and a director upon the closing of the share exchange agreement with Roots Biopack Group, which occurred on March 27, 2007. He is responsible for accounting functions, as well as overall financial planning and management. During the period of November 2004 to June 2006, Mr. Lau served as a director for Good Value International Limited, Good Value Galaxy Limited and Joint Eagle Investment Limited. From November 2002 to October 2004, he served as an executive director of GIN International Limited, a Hong Kong based company specializing in SMS text messaging services. While with GIN International Limited, Mr. Lau was responsible for the general administration and accounting matters. Mr. Lau was awarded a bachelors degree in Business Administration majoring in Business Economics & Quantitative Methods at University of Hawaii at Manoa in August 1981.

Eddie Chou – Chief Technical Officer, Secretary, Treasurer and Director

Eddie Chou became our Principal Financial Officer, Secretary, Treasurer and a director on February 6, 2006. He resigned as our Principal Financial Officer upon the closing of the share exchange agreement with Roots Biopack Group, which occurred on March 27, 2007. He was appointed as our Chief Technical Officer upon the closing of the share exchange agreement with Roots Biopack Group, which occurred on March 27, 2007. Mr. Chou is responsible for the development of our technology and project development. From 2003 to 2006, Mr. Chou served as a director and general manager of Glory Team Industrial Ltd., where he was in charge of research and development and responsible for the development of machinery, technology and production line design. Glory Team Industrial Ltd. owns the rights to the EATware intellectual property that was, until December of 2006, licensed to our company. From 1997 to 2003, Mr. Chou was the chief design engineer of ASM Pacific Technology Ltd. (HKEx:ASMPT), which is the world's largest assembly and packaging equipment supplier for the semiconductor industry. At December 31, 2005, 53.59% of the equity of ASM Pacific Technology Ltd. was owned by ASM International N.V., a Netherlands company. ASM International N.V. is a reporting issuer in the United States; its common shares are listed on the NASDAQ Global Select Market (NASD:ASMI).

Mr. Chou was awarded a B.Eng (Hons) in Mechanical Engineering from London University, in London, England in 1994. In 2002, Mr. Chou obtained a Certificate for Mechatronics from Philips CFT centre, Singapore which is the exclusive in-house institution of Philips Group.

Edwin Chan - Director

Edwin Chan was appointed as a director upon the closing of the share exchange agreement with Roots Biopack Group, which occurred on March 27, 2007. Mr. Chan has served as the Director of Roots Biopack Group Limited since July 2006. From July 2004 to June 2006, Mr. Chan was the Senior Manager at China Everbright Securities (HK) Limited (Hong Kong), an investment banking firm. While with China Everbright Securities (HK) Limited, Mr. Chan was responsible for sales and brokerage of securities to institutional investors in China and Hong Kong. During the period April 2002 to June 2004, he was the Senior Manager (Business Valuation) of Vigers Appraisal & Consulting Ltd. (Hong Kong). From January 2000 to March 2002, Mr. Chan was the Research Manager for Asia Financial Securities Ltd. (Hong Kong.)

Mr. Chan was awarded an MBA degree from the Schulich School of Business, York University, Canada, with a specialization in Corporate Finance, Investment and Financial Management in 1999. He also graduated with an LLB degree from Tsinghua University in the Peoples Republic of China in 2005, a Bachelors of Science degree (Environmental Science Stream) from the Chinese University of Hong Kong in 1987 and a postgraduate certificate in Education from the University of Hong Kong in 1988.

Hilary Chu - Director

Hilary Chu was appointed as a director upon the closing of the share exchange agreement with Roots Biopack Group, which occurred on March 27, 2007. Ms. Chu has been Green Manager of Roots Biopack Group Limited since March 2005, where she has been responsible for the implementation of various compliance systems into Roots Biopack Group Limited’s factory in Shunde. As Green Manager she is in charge of all environmental issues, including compliance with all local, national and international environmental regulations. From March 2004 to March 2005, Ms. Chu was the Assistant Manager of KA Construction Co., Ltd. HK. From February 2002 to July 2003, she served as the Higher Scientific Officer (HSO) for the UK Department for Environment, Food and Rural Affairs (Defra), UK.

In 2000, Ms. Chu obtained her Masters degree in Environmental Technology from the Imperial College of Science, Technology and Medicine, U.K. Ms. Chu graduated from the University of Westminster, U.K., with a BSc (HONS) in Environmental Sciences and Business Management in 1999. She is a member of the Institution of Environmental Sciences (MIEnvSc) and is an active member in various environmental groups and institutions. Ms. Chu is a qualified auditor for ISO 9001 – 2000 QMS Internal Auditing Course of Construction Industry Training Authority (CITA). She is also a qualified professional trainer for occupational health and safety from the Hong Kong Polytechnic University.

Ricky Chiu - Director

Ricky Chiu was appointed as our President and a director on February 6, 2006. He resigned as our President upon the closing of the share exchange agreement with Root Biopack Group, which occurred on March 27, 2007. Since November 1, 2004, Mr. Chiu has been a member of the Board of Directors of

Grand Power Logistics Inc., a reporting company in Canada whose shares of common stock are listed on the TSX Venture Exchange (TSX-V: GPW) and he has been the President and Chief Executive Officer of Grand Power Logistics Inc. since November 4, 2004. Prior to this, he was involved in his family’s travel business, Bao Shinn Express Limited, of which he remains a director. Since 1998, Mr. Chiu has served as the Executive Director of Grand Power Express Forwarders Ltd. (Macau).

Mr. Chiu graduated with a Bachelor of Science degree in Physics from the Imperial College London University. He also graduated with a Special Diploma in Social Studies from the Keble College Oxford University

Alex Chan – Director

Alex Chan was appointed as the director of Bioplanet Distribution Sdn Bhd (formerly named Eatware Malaysia Sdn Bhd) on December 5, 2005. Mr. Chan has been responsible for our project development in Malaysia since Dec 2005. Mr. Chan was awarded a B.Eng in Mechanical Engineering from Kings College of London, England in 1995. Mr Chan returned to Malaysia to pursue his career in the engineering field for the next 10 years. From 1995 to 1997, Mr Chan was attached to Malaysia’s largest electrical manufacturer of High Tension electrical equipment known as LKH Holdings which is listed on Kuala Lumpur Stock Exchange in Malaysia (LKH:KLSE). Subsequently, from 1997 to 2005, Mr Chan was the General Manager of RBS Solutions Sdn Bhd (a private limited company) in Malaysia involved in a several of Malaysia’s premier landmark projects which includes the KLCC twin towers, Kuala Lumpur towers and the Kuala Lumpur international airport to name a few.

Alex Chan was also a director of Eatware Development Sdn Bhd, our former Malaysia Subsidiary that was struck off by the Malaysian registry of companies on January 15, 2007.

Wong Lai Wah – Director

Madam Wong was appointed as director of Bioplanet Distribution Sdn Bhd (formerly named Eatware Malaysia Sdn Bhd) on the 5th of December 2005. Ms. Wong was also a director of Eatware Development Sdn Bhd, our former Malaysia Subsidiary that was struck off of the Malaysian registry of companies on January 15, 2007.

Committees of the Board

Our board of directors held no formal meetings during the year ended December 31, 2006. All proceedings of the board of directors were conducted by resolutions consented to in writing by the sole director and filed with the minutes of the proceedings of the director. Such resolutions consented to in writing by the director entitled to vote on that resolution at a meeting of the directors are, according to the Nevada General Corporation Law and the by-laws of our company, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

We do not have standing audit, nominating or compensation committees, or committees performing similar functions. Our board of directors believe that it is not necessary to have standing audit, nominating or compensation committees at this time because the functions of such committees are adequately performed by our board of directors. The directors who perform the functions of auditing, nominating and compensation committees are not independent because they are also officers of our company. The determination of independence of directors has been made using the definition of “independent director” contained under Rule 4200(a)(15) of the Rules of National Association of Securities Dealers. There has not been any defined policy or procedure requirements for stockholders to submit recommendations or nomination for directors. Our board of directors does not believe that a defined policy with regard to the consideration of candidates recommended by stockholders is necessary at this time because we believe that, given the early stages of our development, a specific nominating policy would be premature and of little assistance until our business operations are at a more advanced level. There are no specific, minimum qualifications that our board of directors believes must be met by a candidate recommended by our board of directors. The process of identifying and evaluating nominees for director typically begins with our board of directors soliciting professional firms with whom we have an existing business relationship, such as law firms, accounting firms or financial advisory firms, for suitable candidates to serve as directors. It is followed by our board of directors’ review of the candidates’ resumes and interview of candidates. Based on the information gathered, our board of directors then makes a decision on whether to recommend the candidates as nominees for director. We do not pay any fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominee.

Code of Ethical Conduct

On March 26, 2003, our board of directors adopted our code of ethical conduct that applies to all of our employees and directors, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. We believe the adoption of our Code of Ethical Conduct is consistent with the requirements of the Sarbanes-Oxley Act of 2002. Our Code of Ethical Conduct is designed to deter wrongdoing and to promote:

  Honest and ethical conduct, including the ethical handling of actual apparent conflicts of interest between personal and professional relationships;

  Full, fair, accurate, timely and understandable disclosure in report and documents that we file or submit to the Securities & Exchange Commission and in other public communications made by us;

  Compliance with applicable governmental laws, rules and regulations,

  The prompt internal reporting to an appropriate person or persons identified in the code of violations of our Code of Ethical Conduct

  Accountability for adherence to the Code of Ethical Conduct.

Audit Committee Financial Expert

Our board of directors has determined that we do not have a board member that qualifies as an "audit committee financial expert" as defined in Item 401(e) of Regulation S-B, nor do we have a board member that qualifies as "independent" as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the NASD Rules.

We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have an audit committee because our company believes that the functions of an audit committee can be adequately performed by our board of directors. In addition, we believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development.

Family Relationships

There are no family relationships between our directors and executive officers other than the following:

-Wong Lai Wah is Alex Chan’s mother.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, promoters or control persons have been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Promoters

Our directors and our executive officers are our promoters.

EXECUTIVE COMPENSATION

The particulars of compensation paid to the following persons:

(a) our principal executive officer;

(b) each of our four most highly compensated executive officers who were serving as executive officers at the end of the year ended December 31, 2006 and our two most recent fiscal years prior to the change in our fiscal year, and whose total salary and bonus exceeded $100,000 per year; and

(c) any additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the year ended December 31, 2006.

who we will collectively refer to as the named executive officers, are set out in the following summary compensation table.

SUMMARY COMPENSATION TABLE

Non-Equity
						Incentive	Nonqualified	All
						Plan	Deferred	Other
				Stock	Option	Compensa-	Compensation	Compensa-
Name and Principal		Salary	Bonus	Awards	Awards	tion	Earnings	tion	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)

Ricky Chiu(1) President and a Director	2006 2005	Nil N/A	Nil N/A	Nil N/A	Nil N/A	Nil N/A	Nil N/A	Nil N/A	Nil N/A

Eddie Chou(1) Secretary, Treasurer and a Director	2006 2005	$87,530(2) $3,869(2)	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	$87,530 $3,869

Chief Executive Officer, E- Ware Corporation Ltd.

Alex Chan (Director of Bio-planet Distribution Sdn Bhd)	2006 2005	$49,445(3) $3,409(3)	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	$49,445 $3,409

Donald Weisberg(1) Former President, CEO, CFO and Director	2006 2005	$39,400 Nil	Nil Nil	$18,000 Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	$57,400

(1) On February 6, 2006, Ricky Chiu was appointed as our President and a director, Eddie Chou was appointed as our Secretary, Treasurer and a director, and Donald Weisberg resigned as an officer and director of our company.

(2) This amount reflects compensation paid to Eddie Chou for his services as both director of our company and as Chief Executive Officer and director of our wholly owned subsidiary, E-Ware Corporation Limited. Mr. Chou’s compensation is provided pursuant to an oral arrangement with our company.

(3) Effective December 5, 2005, our wholly owned subsidiary Bioplanet Distribution Sdn Bhd entered into an employment agreement with Alex Chan. Under the terms of this agreement, Mr. Chan was appointed director of Bioplanet Distribution Sdn Bhd for a monthly remuneration of approximately $3,026.34 and revised to $3,815.82 (the agreement provides for monthly remuneration of 11,500 Malaysian Ringgits plus 12% compulsory local pension fund. The monthly remuneration was revised to 14,500 Malaysian Ringgits since 1 May 2006. (We have converted this to U.S. dollars at a rate of one (1) Malaysian Ringgit per US$0.26316) .

Employment Contracts and Termination of Employment Arrangements

We have not entered into any employment agreement or consulting agreements with our directors and executive officers. There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

Stock Option Plan

There were no grants of stock options or stock appreciation rights to our executive officers and directors made during the fiscal years ended December 31, 2006 and December 31, 2005.

Stock Options/SAR Grants

None

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Values

None

Directors Compensation

Except those mentioned in the above Summary Compensation Table, no director received compensation for the fiscal years December 31, 2006, December 31, 2005, December 31, 2004. We have no formal plan for compensating our directors for their service in their capacity as directors, although such directors are expected in the future to receive stock options to purchase common shares as awarded by our board of directors or (as to future stock options) a compensation committee which may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than set out below, we have not been a party to any transaction, proposed transaction, or series of transactions during the last two years in which the amount involved exceeded $60,000, and in which, to our knowledge, any of the following persons had, or is to have, a direct or indirect material interest: a director or executive officer of our company; a nominee for election as a director of our company; a beneficial owner of more than five percent of the outstanding shares of our common stock; or any member of the immediate family of any such person.

-During the period November 22, 2005 to March 27, 2007, Ricky Chiu, our President and a director, loaned an aggregate of $790,186 to our company for use as working capital. This aggregate amount breaks down as follows: from November 22, 2005 to December 31, 2005, Mr. Chiu loaned a total of $44,316; from January 1, 2006 to December 31, 2006, Mr. Chiu loaned a total of $414,515; and from January 1, 2007 to March 27, 2007, Mr. Chiu loaned a total of $331,355. Pursuant to the share exchange agreement that we entered into with Roots Biopack Group Limited and its stockholders, Mr. Chiu has agreed to convert all of this debt into common shares of our company at a price of $0.80 per common share on the closing date.

-During the period beginning on March 6, 2005 and ending on March 27, 2007, Eddie Chou, our Secretary, Treasurer and a director, loaned an aggregate of $244,394 to our company for use as working capital and initial project cost by our company and our subsidiaries. This aggregate amount breaks down as follows: from May 6, 2006 to December 31, 2006, Mr. Chou loaned a total of $196,440; and from January 1, 2007 to March 27, 2007, Mr. Chiu loaned a total of $47,954. Pursuant to the share exchange agreement that we entered into with Roots Biopack Group Limited and its stockholders, Mr. Chou has agreed to convert all of this debt into common shares of our company at a price of $0.80 per common share on the closing date.

-On May 8, 2006, we completed the acquisition, by way of share exchange, of one hundred percent (100%) of the issued and outstanding shares of Starmetro Group Limited, a British Virgin Islands corporation, in exchange for the issuance of 60,000,000 shares of our common stock. Our President, Ricky Chiu, was a shareholder of Starmetro Group Limited and upon the closing of the acquisition received 28,000,000 shares of our common stock, our Secretary and Treasurer, Eddie Chou, who was also a shareholder of Starmetro Group Limited, received 20,000,000 shares of our common stock upon the closing of the acquisition and Glory Team Industrial Limited, also a shareholder of Starmetro Group Limited, received 12,000,000 shares of our common stock upon the closing of the acquisition.

-For the period from December 1, 2005 to December 31, 2005 and January 1, 2006 to July 31, 2006 our wholly owned subsidiary, E-ware Corporation Limited, paid a total of $297 and $7,111 respectively, for the rental of office space pursuant to an oral arrangement with Grand Power Express International Ltd. This office space was occupied by our company and by E-ware Corporation Limited. On October 11, 2006, E-Ware Corporation Limited entered into a written sub-lease with Grand Power Express International Ltd. for a portion of approximately 4,000 square feet of office space for the period from June 5, 2006 to June 4, 2009 (both days inclusive). Pursuant to this sub-lease we lease approximately 28% of the total of approximately 4,000 square feet at a monthly cost of $14,454. The balance of this office space is occupied by Grand Power Express International Ltd. For the period from June 5, 2006 to --December 31, 2006, E-Ware Corporation Limited paid a total of $75,089 for the rental of this office space to Grand Power Express International Ltd. Grand Power Express International Ltd. is a related party because Ricky Chiu, our President and a director of our company, is also a director of Grand Power Express International Ltd.

-On September 1, 2006 our wholly owned subsidiary, E-Ware Corporation Limited, entered into a management services agreement with Grand Power Express International Ltd. whereby Grand Power Express International Ltd. agreed to provide corporate management services, including public company compliance, fund raising, potential mergers and acquisitions, accounting services, internal control procedures, human resources and administrative services for our company at a monthly cost of $12,724.95 (the agreement provides for a monthly cost of HK$99,000 We have converted this to U.S. dollars at a rate of one Hong Kong Dollar per US$0.128535) . For the period from September 1, 2006 to December 31, 2006, our wholly-owned subsidiary, E-Ware Corporation Limited, paid a total of $41,389 to Grand Power Express International Ltd for management services under this agreement. Grand Power Express International Ltd. is a related party because Ricky Chiu, our President and a director of our company, is also a director of Grand Power Express International Ltd.

-For the period from January 1, 2006 to December 31, 2006, our wholly-owned subsidiary, E-Ware Corporation Limited, paid a total of $35,488 for airline tickets and hotel arrangements to Bao Shinn International Express Ltd. Bao Shinn International Express Ltd. is a related party because Ricky Chiu, our President and a director of our company, is also the President of Bao Shinn International Express Ltd. Mr. Chiu is also the beneficial owner of 6.45% of Bao Shinn common stock. Bao Shinn International Express Ltd. provides these travel services to our company on an “open account basis” pursuant to an oral understanding.

-From October 2005 to August, 2006, Glory Team Industrial Limited provided consulting services to our wholly-owned subsidiary, Bioplanet Distribution Sdn Bhd (formerly, Eatware Malaysia Sdn Bhd), pursuant to an informal oral agreement. These consulting services were provided in connection with our Malaysia project. As at September 30, 2006, a total of $100,107 was accrued and currently remains outstanding. Glory Team Industrial Limited is a related party because, at the time these services were rendered, it owned 12,000,000 shares of our common stock.

-On December 7, 2005, our wholly owned subsidiary, Starmetro Group Limited, entered into a licensing agreement with Glory Team Industrial Limited providing for, among other things, the licensing of certain intellectual property rights including the use of the "Eatware" brand name. On May 8, 2006, our company acquired all of the shares of Starmetro Group Limited from, among others, Glory Team Industrial Limited. On November 13, 2006, our company entered into an agreement with Glory Team Industrial Limited and Eddie Chou (one of our directors), whereby we agreed to change the name of our company from “Eatware Corporation” to another name in exchange for the cancellation of the 12,000,000 shares of common stock of our company then owned by Glory Team Industrial Limited. Glory Team Industrial Limited is a related party because Glory Team Industrial was a shareholder of our subsidiary, Starmetro Group Limited, until May 8, 2006, and a shareholder of our company from May 8, 2006 until these shares were cancelled pursuant to the agreement referred to, above.

-On March 27, 2007, $231,067 was owed to us by our directors Ricky Chiu and Eddie Chou pursuant to a prior arrangement. In accordance with an understanding between us and Ricky Chiu and Eddie Chou, the balance is to be repaid over 12 months. Since March 28, 2007, $19,198 has been paid to us by Ricky Chiu and Eddie Chou, and $211,869 remains outstanding on the debt.

DESCRIPTION OF SECURITIES

We are authorized to issue 500,000,000 common shares with a par value of $0.0001 and 10,000,000 preferred shares with a par value of $0.001.

Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as our board of directors may from time to time determine. Holders of common stock will share equally on a per share basis in any dividend declared by our board of directors. We have not paid any dividends on our common stock and do not anticipate paying any cash dividends on such stock in the foreseeable future.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common shares are quoted for trading on the OTC Bulletin Board under the symbol “BPEV”. The closing price of our common stock, as reported by the NASD OTC Bulletin Board on March 30, 2007, was $0.84.

The following quotations obtained from www.finance.yahoo.com reflect the highs and low bids for our common stock based on inter-dealer prices, without retail mark-up, mark-down or commission an may not represent actual transactions. The high and low bid prices of our common stock for the periods indicated below are as follows:

National Association of Securities Dealers OTC Bulletin Board(1)
Quarter Ended	High	Low
December 31, 2005	n/a	n/a
March 31, 2005	n/a	n/a
June 30, 2005	n/a	n/a
September 30, 2005	n/a	n/a
December 31, 2006	n/a	n/a
March 31, 2006	n/a	n/a
June 30, 2006	$12.00	$0.70
September 30, 2006	$0.81	$0.60
December 31, 2006	$0.90	$0.60

(1) Over-the-counter market quotations reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions.

Transfer Agent and Registrar

Our transfer agent and registrar for our common stock is Madison Stock Transfer Inc. Their address is P.O. Box 145, Brooklyn, New York, U.S.A. 11229-0145. Their telephone number is (718) 627-4453. Their fax number is (718) 627-6341.

Holders

On March 30, 2007 there were 1372 registered shareholders and 173,821,159 common shares issued and outstanding.

Dividends

We have not paid dividends on our common stock in the past and do not anticipate paying dividends in the near future. We intend to retain earnings, if any, for use in our business and do not anticipate paying any cash dividends. Our board of directors will determine if and when dividends should be declared and paid in the future based on our financial position at the relevant time. All of our shares of common stock are entitled to an equal share in any dividends declared and paid.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes our equity compensation plan information for the fiscal year end December 31, 2006;

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column)
Equity compensation plans approved by security holders	Nil	Nil	Nil
Equity compensation plans not approved by security holders(1)	6,000,000	$0.013	Nil
Total	6,000,000	$0.013	Nil

(1) On July 8, 2005, we filed a registration statement on Form S-8 registering 6,000,000 shares at a proposed offering price of $0.013 per share or $78,000. Under this plan we issued 6,000,000 shares to five individuals in consideration for consulting services.

CHANGES IN DISAGREEMENTS WITH ACCOUNTANTS

On May 16, 2005, our certifying independent accountant, DiRocco & Company was dismissed. The financial statements reported on by DiRocco & Company were not subject to an adverse or qualified opinion, or a disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principles during the past two fiscal years, and interim periods, with the exception that DiRocco & Company did issue a going concern opinion which appears as Note 1 of our financial statements which are a part of the Form 10-KSB Annual Report for the period ending December 31, 2004.

There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure during the two fiscal years and interim periods, including the interim period up through the date the relationship ended.

We received a letter from DiRocco & Company, addressed to the Securities and Exchange Commission, confirming the statements made by us in our current report.

INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

Our Bylaws provide that we have the power to indemnify, to the greatest allowable extent permitted under the General Corporate Laws of Nevada, directors or officers of our company for any duties or obligations arising out of any acts or conduct of the officer or director performed for or on behalf of our company. We will reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the General Corporate Law of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, our company has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

In November 2004, we issued 9,750,000 common shares to Jon A. Darmstadter as payment in full to retire outstanding notes payable in the total amount of $487,500. We issued the common shares to one investor in reliance upon Regulation D and/or Section 4(2) of the Securities Act of 1933.

On January 7, 2005, we issued Marcus Limberger 1,000,000 common shares for consulting and marketing services valued at $0.048 per share for a total value of $48,000. We issued the common shares to one investor in reliance upon Regulation D and/or Section 4(2) of the Securities Act of 1933.

On January 7, 2005, we issued Chris Wrolsted 1,000,000 common shares for software technical consulting valued at $0.048 per share for a total value of $48,000. We issued the common shares to one investor in reliance upon Regulation D and/or Section 4(2) of the Securities Act of 1933.

On January 10, 2005, we issued Thomas R. Raines 300,000 common shares for legal services valued at $0.047 per share for a total value of $14,100. We issued the common shares to one investor in reliance upon Regulation D and/or Section 4(2) of the Securities Act of 1933.

On January 10, we issued Brian Urlacher 1,000,000 common shares for extending the Urlacher Talent Agreement. We valued the transaction at $0.047 per share for a total value of $47,000. We issued the common shares to one investor in reliance upon Regulation D and/or Section 4(2) of the Securities Act of 1933.

On February 28, 2005, we issued Paul Urdan 500,000 common shares for consulting and marketing services valued at $0.04 per share for a total value of $20,000. We issued the common shares to one investor in reliance upon Regulation D and/or Section 4(2) of the Securities Act of 1933.

On January 7, 2004, we issued Wellington Capital Management 1,000,000 common shares pursuant to consulting contract valued at $0.032 per share for a total value of $32,000. We issued the common shares to one investor in reliance upon Regulation D and/or Section 4(2) of the Securities Act of 1933.

On February 8, 2005, we issued 2,000,000 common shares to Frank Abellan IMP Trading Corporation in consideration for services relating to consultation on European markets for our internet product. We valued the transaction at $0.038 per share for a total value of $76,000. We issued the common shares in an offshore transaction in reliance upon Regulation S and/or Rule 903 of the Securities Act of 1933 to one non-U.S. Persons (as that term is defined in Regulation S under the Securities Act of 1933).

On June 27, 2005, we issued 8,000,000 common shares to James Morris for the purchase of audio visual media and a database valued at $120,000. We issued the common shares to one investor in reliance upon Regulation D and/or Section 4(2) of the Securities Act of 1933.

On February 22, 2006, we issued 13,000,000 common shares for $13,000 owing for services provided. We issued the common shares to one investor in reliance upon Regulation D and/or Section 4(2) of the Securities Act of 1933.

On February 22, 2006, we issued 18,000,000 common shares in lieu of a salary of $18,000 owing to an officer. We issued the common shares to one investor in reliance upon Regulation D and/or Section 4(2) of the Securities Act of 1933.

In February 2006, we issued 260,000,000 common shares in connection with Share Exchange Agreement. We issued the common shares for consideration of $220,000 in an offshore transaction in reliance upon Regulation S and/or Rule 903 of the Securities Act of 1933 to one non-U.S. Persons (as that term is defined in Regulation S under the Securities Act of 1933).

On March 24, 2006, we conducted a reverse stock split where the number of shares of the Common Stock issued and outstanding were reduce from approximately 493,869,709 shares as of to approximately 126,196 shares.

In May 2006, we issued 11,200,000 common shares to the holders of previously issued convertible notes payable. We issued the common shares in an offshore transaction in reliance upon Section 4(1) of the Securities Act of 1933. On August 8, 2006, we cancelled 3,500,000 of those 11,200,000 shares as they had been issued in excess of the amount to be converted under the notes payable.

On May 5 to 16, 2006, we issued 60,000,000 common shares to the holders of Starmetro Group Limited in connection with a Share Exchange Agreement and in consideration for all of the issued and outstanding shares of Starmetro Group Limited. We issued the common shares in an offshore transaction in reliance on Sections 4(1) to 4(2) of the Securities Act of 1933 to one non-U.S. Persons (as that term is defined in Regulation S under the Securities Act of 1933).

On August 6, 2006, we issued 8,400,000 common shares to the holders of certain convertible notes payable. We issued the common shares in an offshore transaction in reliance upon Regulation S and/or Section 4(2) of the Securities Act of 1933 to non-U.S. Persons (as that term is defined in Regulation S under the Securities Act of 1933).

On September 12, 2006, we issued 17,500,000 common shares for services rendered. We issued the common shares in an offshore transaction in reliance upon Regulation S and/or Section 4(2) of the Securities Act of 1933 to non-U.S. Persons (as that term is defined in Regulation S under the Securities Act of 1933).

On October 25, 2006, we issued 800,000 common shares for a total of $400,000. We issued the common shares in an offshore transaction in reliance upon Regulation S and/or Section 4(2) of the Securities Act of 1933 to one non-U.S. Persons (as that term is defined in Regulation S under the Securities Act of 1933).

On March 27, 2007, in connection with the closing of a share exchange agreement, we issued 90,000,000 shares of our common stock to the former shareholders of Roots Biopack Group. We issued the common shares in an offshore transaction in reliance upon Regulation S and/or Section 4(2) of the Securities Act of 1933 to non-U.S. Persons (as that term is defined in Regulation S under the Securities Act of 1933).

On May 27, 2007, in connection with the closing of the share exchange agreement, we issued 987,733 and 305,492 of our common stock to Ricky Chiu and Eddie Chou, two non U.S. persons who are also directors and officers of the company, in conversion of debt owed by us to them. We issued the common shares in an offshore transaction in reliance upon Regulation S and/or Section 4(2) of the Securities Act of 1933 to non-U.S. Persons (as that term is defined in Regulation S under the Securities Act of 1933).

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

Our acquisition of Roots Biopack Group Limited is accounted for as a reverse acquisition. Unless the same accountant reported on the most recent financial statements of both the accounting acquirer (Roots Biopack Group Limited) and the acquired company (our company), a reverse acquisition results in a change of accountants for the acquired company. Because Dominic K. F. Chan & Co., Certified Public Accountants, reported on the most recent financial statements of Roots Biopack Group Limited while Gruber & Company reported on our company’s most recent financial statements, Dominic K.F. Chan & Co. automatically became our new registered accounting firm upon the completion of our acquisition of Roots Biopack Group Limited on March 27, 2007. At the same time, Gruber & Company LLC automatically became our predecessor accountant.

Effective immediately after the automatic change of our accountant, we terminated Dominic K. F. Chan & Co. and engaged Gruber & Company, LLC, as our certifying accountants. Gruber & Company, LLC had been our certifying accountant prior to the acquisition of Roots Biopack Group Limited.

As a result of the automatic change in certifying accountants pursuant to the accounting rules, our board of directors approved the dismissal of Gruber & Company, LLC as certifying accountants and the appointment of Dominic K. F. Chan & Co., Certified Public Accountants as our certifying accountants. Then, it approved the reversal of those action by approving the dismissal of Dominic K. F. Chan & Co., Certified Public Accountants as our certifying accountants and the appointment of Gruber & Company, LLC as our certifying accountants. Our board of directors has taken these steps because it believes that is in the best interests of the Company.

Dominic K. F. Chan & Co., Certified Public Accountants’s report dated January 20, 2007 on our financial statements for the most recent fiscal years ended December 31, 2006 and 2005 did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles.

Gruber & Company, LLC’s report dated April 6, 2007 on our financial statements for the most recent fiscal years ended December 31, 2006 and 2005 did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles.

In connection with the audits of our financial statements for the most recent years ended December 31, 2006 and 2005 and in the subsequent interim periods through the date of resignation, there were no disagreements, resolved or not, with Dominic K. F. Chan & Co., Certified Public Accountants or Gruber & Company, LLC on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Dominic K. F. Chan & Co., Certified Public Accountants or Gruber & Company, LLC, would have caused either of them to make reference to the subject matter of the disagreement in connection with their report on the financial statements for such years.
During the years ended December 31, 2006 and 2005, and in the subsequent interim periods through the date of resignation, there were no reportable events as described in Item 304(a)(1)(iv)(B) of Regulation S-B.

We provided both Dominic K. F. Chan & Co., Certified Public Accountants and Gruber & Company, LLC with copies of this Current Report on Form 8-K/A prior to its filing with the Securities and Exchange Commission, and requested that they furnish us with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made in this Current Report on Form 8-K/A, and if not, stating the aspects with which they do not agree. These letters are filed as exhibits to this Current Report on Form 8-K.

During the years ended December 31, 2006 and 2005, and the subsequent interim periods through the date hereof, we have not, nor has any person on our behalf, consulted with Dominic K. F. Chan & Co., Certified Public Accountants or Gruber & Company, LLC regarding either the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on our financial statements in relation to a matter that was the subject of a disagreement or reportable event set forth in Item 304(a)(1)(iv) of Regulation S-B. Neither Dominic K. F. Chan & Co., Certified Public Accountants nor Gruber & Company, LLC have provided us with a written report or oral advice regarding such principles or audit opinion on any matter that was the subject of a disagreement or reportable event set forth in Item 304(a)(1)(iv) of Regulation S-B with our former principle independent accountant.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

Upon the closing of the share exchange agreement on March 27, 2007, we issued an aggregate of 90,000,000 shares of common stock to the former shareholders of Roots Biopack Group in consideration for the acquisition of 100% of the issued and outstanding common shares of Roots Biopack Group on the basis of 900,000 common shares of our company for every one common share of Roots Biopack Group. In addition, Ricky Chiu, our director and a shareholder of our company, agreed to transfer 10,500,000 shares of common stock of our company currently held by him to the former shareholders pro-rata as set forth in the share exchange agreement, and Eddie Chou our director and a shareholder of our company, agreed to transfer 7,500,000 shares of common stock of our company currently held by him to the former shareholders pro-rata as set forth in the share exchange agreement. As a result of the share exchange, the former shareholders of Roots Biopack Group own approximately 62.13% of the issued and outstanding shares of our company. The issuance of the 90,000,000 shares of our company resulted in a change of control of our company.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

In connection to the closing of the share exchange agreement on March 27, 2007 Ricky Chiu resigned as our President, but remained as a director. Eddie Chou remained as our Principal Financial Officer, Secretary and Treasurer and a director and was appointed as our Chief Technical Officer. Gerald Lau was appointed as President and Chief Executive Officer and was also appointed as a member of our board of directors. Hillary Chu and Edwin Chan were also appointed as members of our board of directors.

For clarity, our executive officers now consist of Gerald Lau, President and Principal Executive Officer and Eddie Chou, Principal Financial Officer, Chief Technical Officer, Secretary and Treasurer. Our board of directors now consist of Ricky Chiu, Eddie Chou, Gerald Lau, Hillary Chu and Edwin Chan.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The financial statements of Roots Biopack Group are stated in United States dollars and are prepared in accordance with United States generally accepted accounting principles.

The following audited financial statements for the years ending December 31, 2005 and 2006 are included in this current report:

  Audit Report
  Financial Statements for 2005 and 2006
  Report of Independent Registered Public Accounting Firm
  Consolidated Statements of Operations
  Consolidated Balance Sheets
  Consolidated Statements of Stockholders Equity
  Consolidated Statements of Cash Flows
  Notes to Consolidated Financial Statements

Roots Biopack Group Limited

Consolidated financial statements
December 31, 2006 and 2005
(Stated in US dollars)

ROOTS BIOPACK GROUP LIMITED

CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Roots Biopack Group Limited

We have audited the accompanying consolidated balance sheets of Roots Biopack Group Limited (the “Company”) and its subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2006 and 2005. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of December 31, 2006 and 2005, and the consolidated results of their operations and their cash flows for the years ended December 31, 2006 and 2005, in conformity with accounting principles generally accepted in the United States of America.

Dominic K.F. Chan & Co
Certified Public Accountants
Hong Kong
January 20, 2007

ROOTS BIOPACK GROUP LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS
(Stated in US Dollars)

	Year ended December 31,
	2006	2005
	$	$

Net sales	6,622,362	5,207,260
Cost of sales	(5,248,104)	(4,313,209)

Gross profit	1,374,258	894,051
Depreciation	(3,792)	-
Administrative and other operating expenses	(627,433)	(278,752)

Income from operations	743,033	615,299
Other income - Note 4	8,357	1,419
Interest expenses – Note 5	(1,816)	(217)

Income before taxes	749,574	616,501
Income taxes - Note 6	(136,100)	(110,550)

Net income	613,474	505,951

Earnings per share
- Basic and diluted – Note 7	9,586	505,951

Weighted average number of shares
- Basic and diluted – Note 7	64	1

See notes to consolidated financial statements

ROOTS BIOPACK GROUP LIMITED

CONSOLIDATED BALANCE SHEETS
(Stated in US Dollars)

	At December 31,
	2006	2005
	$	$

ASSETS
Current Assets
Cash and cash equivalents	793,262	63,824
Accounts receivable	-	806,449
Prepaid expenses and other receivables - Note 8	18,156	10,288
Purchase deposit of land - Note 9	128,583	128,977
Advance to related parties – Note 10	2,156,763	2,064

Total Current Assets	3,096,764	1,011,602
Plant and equipment, net - Note 11	15,150	-

TOTAL ASSETS	3,111,914	1,011,602

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current Liabilities
Other payables and accrued liabilities - Note 12	1,054,950	92,569
Taxes payable	244,587	110,866
Advance from ultimate holding company – Note 13	691,750	300,769

Total Current Liabilities	1,991,287	504,204
Deferred taxes - Note 6	1,889	-

TOTAL LIABILITIES	1,993,176	504,204

STOCKHOLDERS’ EQUITY
Common stock – Note 14
2006: US$1 par value (2005: US$1 par value)
Authorized: 2006 - 50,000 shares (2005 - 50,000 shares)
Issued and outstanding: 2006 - 100 shares (2005 - 1 share)	100	1
Accumulated other comprehensive income	(787)	1,446
Retained earnings	1,119,425	505,951

TOTAL STOCKHOLDERS’ EQUITY	1,118,738	507,398

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	3,111,914	1,011,602

See notes to consolidated financial statements

ROOTS BIOPACK GROUP LIMITED

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(Stated in US Dollars)

			Accumulated
			other
	Common stock		comprehensive	Retained
	Shares	Amount	income	earnings	Total
		$	$	$	$

Balance, January 1, 2005	1	1	-	-	1
Net income				505,951	505,951
Foreign currency translation
adjustment	-	-	1,446	-	1,446

Balance, December 31, 2005	1	1	1,446	505,951	507,398
Reorganization – Note 1	(1)	(1)	-	-	(1)
Issuance of shares – Note 1 & 14	100	100	-	-	100
Net income	-	-	-	613,474	613,474
Foreign currency translation
adjustment	-	-	(2,233)	-	(2,233)

Balance, December 31, 2006	100	100	(787)	1,119,425	1,118,738

See notes to consolidated financial statements

ROOTS BIOPACK GROUP LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Stated in US Dollars)

	Year ended December 31,
	2006	2005
	$	$
Cash flows from operating activities
Net income	613,474	505,951
Adjustments to reconcile net income to net cash
provided by operating activities :
Depreciation	3,792	-
Deferred income taxes	1,891	-

Changes in operating assets and liabilities :
Accounts receivable	804,874	(804,151)
Prepaid expenses and other receivables	(7,908)	(10,258)
Advance to related parties	(2,157,098)	(2,058)
Other payables and accrued liabilities	71,409	92,305
Taxes payable	134,209	110,550

Net cash flows used in operating activities	(535,357)	(107,661)

Cash flows from investing activities
Acquisition of plant and equipment	(18,958)	-
Purchase deposit of land	-	(128,610)

Net cash flows used in investing activities	(18,958)	(128,610)

Cash flows from financing activities
New issue of shares	99	1
Advances from ultimate holding company	392,336	299,912
Advance from a third party	892,324	-

Net cash flows provided by financing activities	1,284,759	299,913

Net increase in cash and cash equivalents	730,444	63,642
Effect of foreign currency translation on cash and cash equivalents	(1,006)	182
Cash and cash equivalents - beginning of year	63,824	-

Cash and cash equivalents - end of year	793,262	63,824

Supplemental disclosures for cash flow information :

Cash paid for :
Interest	1,816	217
Income taxes	-	-

See notes to consolidated financial statements

ROOTS BIOPACK GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

1.	Corporate information and reorganization

Roots Biopack Group Limited (the “Company”) was incorporated in the British Virgin Islands on May 12, 2006 under the International Business Companies Act, British Virgin Islands. The Company was organized principally to manufacture and trading of biodegradable food containers and packaging products. The Company intends to go public in the US through a reverse acquisition of a US publicly traded company.

Pursuant to a group reorganization which was completed in May 12, 2006 (the “Reorganization 1”), the Company acquired all of the outstanding and issued shares of common stock of Eglinton Group Limited, now the intermediate holding company of the Group, from its then existing Stockholders (the “Stockholders”) in consideration for the issuance of 100 shares of $1 each of the Company’s voting common stock, representing 100% of the voting power in the Company.

Company Corporate Structure – Before Reorganization

ROOTS BIOPACK GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

1.	Corporate information and reorganization (Cont’d)

Following the Reorganization 1, the Company became the holding company of Eglinton Group Limited and its subsidiaries.

Company Corporate Structure – After Reorganization 1

ROOTS BIOPACK GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

1.	Corporate information and reorganization (Cont’d)

Pursuant to a group reorganization which was completed in June 7, 2006, the Company and its subsidiaries reorganized its corporate structure to facilitate operations (the “Reorganization 2”) as set forth below:

ROOTS BIOPACK GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

1.	Corporate information and reorganization (Cont’d)

As of December 31, 2006, the particulars of the subsidiaries are as follows :-

	Date of	Attributable		Issued / registered
Name of company	incorporation	equity interest %		capital
		Direct	Indirect

Eglinton Group Limited	April 20, 2004	100	-	US$1

Roots Biopack Limited	May 14, 2004	100	-	HK$1

Roots Biopack (Intellectual Property) Limited	April 27, 2005	100	-	HK$1

Expert Result Group Limited	April 19, 2006	100	-	US$1

Roots Biopark Limited	February 16, 2006	-	100	HK$1

江門市活思環保包ඳ制品有限公司	March 30, 2006	-	100	HK$200,000,000

ROOTS BIOPACK GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

2.	Description of business and continuance of operations

The Group is principally engaged in the provision of total packaging solutions in global green packaging industry, delivering services ranging from product design and development, product testing, quality assurance, sales and distribution to customer services. It markets 100% biodegradable food containers and industrial packaging products under the brand name “ROOTS” through its distributing agent network in Europe, North America and Asia. The end-users include multinationals, large supermarket chains and restaurants. The Group has planned to incorporate the manufacturing function in its business and has already scheduled to establish its own permanent manufacturing base in China in 2007.

ROOTS BIOPACK GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

3.	Summary of significant accounting policies

Basis of presentation and consolidation

On May 12, 2006 and June 7, 2006, the Reorganizations were completed and accordingly, accounting for recapitalization is adopted for the preparation of consolidated financial statements. Generally, this means that the consolidated financial statements are issued under the name of the legal parent, the Company, but includes the consolidated financial statements of Eglinton Group Limited and its subsidiaries. The comparative figures represent their consolidated financial position, results of operations and cash flows.

The accompanying consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant inter-company accounts and transactions have been eliminated in consolidation.

Use of estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting years. These accounts and estimates include, but are not limited to, the valuation of accounts receivable, deferred income taxes and the estimation on useful lives of plant and equipment. Actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents include all cash, deposits in banks and other highly liquid investments with initial maturities of three months or less.

Accounts receivable

Accounts receivable are stated at original amount less allowance made for doubtful receivables, if any, based on a review of all outstanding amounts at the year end. Full allowances for doubtful receivables are made when the receivables are overdue for 1 year and an allowance is also made when there is objective evidence that the Group will not be able to collect all amounts due according to original terms of receivables. Bad debts are written off when identified. The Group extends unsecured credit to customers in the normal course of business and believes all accounts receivable in excess of the allowances for doubtful receivables to be fully collectible. The Group does not accrue interest on trade accounts receivable. The normal credit terms range from 15 to 60 days.

During the reporting years, the Group had no bad debt experienced and, accordingly, did not make any allowance for doubtful debts.

ROOTS BIOPACK GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

3.	Summary of significant accounting policies (Cont’d)

Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. Maintenance, repairs and betterments, including replacement of minor items, are charged to expense; major additions to physical properties are capitalized.

Depreciation of plant and equipment is provided using the straight-line method over their estimated useful lives at the following annual rates :-

Furniture, fixtures and office equipment	20%
Motor vehicles	20%

Impairment of long-lived assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. The Group recognizes impairment of long-lived assets in the event that the net book values of such assets exceed the future undiscounted cashflows attributable to such assets.

No impairment of long-lived assets was recognized for any of the periods presented.

Revenue recognition

Revenue from sales of the Group’s products is recognized when the significant risks and rewards of ownership have been transferred to the buyer at the time of delivery and the sales price is fixed or determinable and collection is reasonably assured.

Advertising and promotion expenses

Advertising and promotion expenses are charged to expense as incurred.

Advertising and promotion expenses amounted to $20,619 and $21,795 during 2006 and 2005 respectively are included in administrative and other operating expenses.

Income taxes

The Group uses the asset and liability method of accounting for income taxes pursuant to SFAS No. 109 “Accounting for Income Taxes”. Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

ROOTS BIOPACK GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

3.	Summary of significant accounting policies (Cont’d)

Comprehensive income

The Group has adopted SFAS 130, “Reporting Comprehensive Income”, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Accumulated other comprehensive income represents the accumulated balance of foreign currency translation adjustments of the Group.

Foreign currency translation

The functional currency of the Group is Hong Kong dollars (“HK$”). The Group maintains its financial statements in the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchanges rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

For financial reporting purposes, the financial statements of the Group which are prepared using the functional currency have been translated into United States dollars. Assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates and stockholders’ equity is translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of stockholders’ equity.

	2006	2005
Year end HK$ : US$ exchange rate	7.7771	7.7533
Average yearly HK$ : US$ exchange rate	7.7685	7.7755

Fair value of financial instruments

The carrying values of the Group’s financial instruments, including cash and cash equivalents, trade and other receivables, deposits, trade and other payables approximate their fair values due to the short-term maturity of such instruments.

It is management’s opinion that the Group is not exposed to significant interest, price or credit risks arising from these financial instruments.

The Group is exposed to certain foreign currency risk from export sales and import purchase transactions and recognized accounts receivable and payable as they will affect the future operating results of the Group. The Group did not have any hedging activities during the reporting period. As the functional currency of the Group is HK$, the exchange difference on translation to US dollars for reporting purpose is taken to other comprehensive income.

ROOTS BIOPACK GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

3.	Summary of significant accounting policies (Cont’d)

Basic and diluted earnings per share

The Company reports basic earnings or loss per share in accordance with SFAS No. 128, “Earnings Per Share”. Basic earnings per share is computed using the weighted average number of shares outstanding during the periods presented. The weighted average number of shares of the Company represents the common stock outstanding during the years.

Concentration of credit risk

Concentration of credit risk is limited to accounts receivable and is subject to the financial conditions of major customers. The Group does not require collateral or other security to support accounts receivable. The Group conducts periodic reviews of its clients’ financial condition and customers payment practices to minimize collection risk on accounts receivable.

Recent accounting pronouncements

In December 2004, the FASB issued SFAS No. 123R, “Share-Based Payment” (“SFAS 123R”), which revises SFAS No. 123, “Accounting for Stock Based Compensation”, and supersedes APB 25. Among other items, SFAS 123R eliminates the use of APB 25 and the intrinsic value method of accounting, and requires companies to recognize in the financial statements the cost of employee services received in exchange for awards of equity instruments, based on the grant- date fair value of those awards. This cost is to be recognized over the period during which an employee is required to provide service in exchange for the award (typically the vesting period). SFAS 123R also requires that benefits associated with tax deductions in excess of recognized compensation cost be reported as a financing cash inflow, rather than as an operating cash flow as required under current literature.

SFAS 123R permits companies to adopt its requirements using either a “modified prospective” method, or a “modified retrospective” method.

Under the “modified prospective” method, compensation cost is recognized in the financial statements beginning with the effective date, based on the requirements of SFAS 123R for all share-based awards granted or modified after that date, and based on the requirements of SFAS 123 for all unvested awards granted prior to the effective date of SFAS 123R. Under the “modified retrospective” method, the requirements are the same as under the “modified prospective” method, but this method also permits entities to restate financial statements of previous periods based on proforma disclosures made in accordance with SFAS 123.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections” (“SFAS 154”), which changes the requirements for the accounting for and reporting of a change in accounting principle. The statement requires retrospective application to prior period financial statements of changes in accounting principle, unless impracticable to do so. It also requires that a change in the depreciation, amortization, or depletion method for long-lived non-financial assets be accounted as a change in accounting estimate, effected by a change in accounting principle. Accounting for error corrections and accounting estimate changes will continue under the guidance in APB Opinion 20, “Accounting Changes”, as carried forward in this pronouncement. The statement is effective for fiscal years beginning after December 15, 2005.

ROOTS BIOPACK GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

3.	Summary of significant accounting policies (Cont’d)

Recent accounting pronouncements (Cont’d)

In November 2005, the FASB issued FSP Nos. FAS 115-1 and 124-1, “The Meaning of Other- Than-Temporary Impairment and Its Application to Certain Investments”. This FSP addresses the determination as to when an investment is considered impaired, whether the impairment is ‘other-than-temporary’, and the measurement of an impairment loss. The investment is impaired if the fair value is less than cost. The impairment is ‘other-than-temporary’ for equity securities and debt securities that can contractually be prepaid or otherwise settled in such a way that the investor would not recover substantially all of its cost. If ‘other-than-temporary’, an impairment loss shall be recognized in earnings equal to the difference between the investment’s cost and its fair value. The guidance in this FSP is effective in reporting periods beginning after December 15, 2005. The Group is reviewing FSP Nos. FAS 115-1 and 124-1, but does not expect that the adoption of this FSP will have a material effect on its consolidated financial statements.

The Group does not anticipate that the adoption of these standards will have a material impact on these financial statements.

4.	Other income

	Year ended December 31,
	2006	2005
	$	$

Exchange gain	1,250	-
Interest income	1,688	4
Other income	5,419	1,415

	8,357	1,419

5.	Interest expenses

	Year ended December 31,
	2006	2005
	$	$

Bank overdraft interest	1,816	217

ROOTS BIOPACK GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

6.	Income taxes

	Year ended December 31,
	2006	2005
	$	$
Hong Kong profits tax	134,209	110,550
Deferred taxes	1,891	-
	136,100	110,550

The following table accounts for the differences between the actual tax provision and the amounts obtained by applying the applicable statutory income tax rate of 17.5% to income before taxes for the years ended December 31, 2006 and 2005 respectively.

	Year ended December 31,
	2006	2005
	$	$

Income before taxes	749,574	616,501

Provision for income taxes at Hong Kong income	131,175	107,888
tax rate
Non-deductible expenses for income tax purposes	7,738	2,258
Income not subject to tax	(69)	(1)
Tax exemption granted to PRC subsidiary	(2,744)	-
Others	-	405

	136,100	110,550

The major components of deferred tax recognized in the consolidated balance sheets as of December 31, 2006 and 2005 are as follows :-

	At December 31,
	2006	2005
	$	$

Deferred tax liabilities, net
Temporary difference on accelerated tax depreciation on	1,889	-
plant and equipment

ROOTS BIOPACK GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

7.	Earnings per share

The calculation of the weighted average number of shares outstanding for 2005 is based on the number of outstanding shares of Eglinton Group Limited before Reorganization. The calculation of the weighted average number of shares outstanding for 2006 is based on the number of outstanding shares of Eglinton Group Limited up to the date of Reorganization 1 and number of outstanding shares of the Company up to December 31, 2006.

The Company has no dilutive instruments, such as options and warrants. Accordingly, the basic and diluted earnings per share are the same.

8.	Prepaid expenses and other receivables

	At December 31,
	2006	2005
	$	$

Prepaid expenses	1,221	-
Rental and other deposits	16,935	10,288

	18,156	10,288

9.	Purchase deposit of land

The amount represents purchase deposit of three pieces of land in Jiangmen, PRC.

10.	Advance to related parties

	At December 31,
	2006	2005
	$	$

Advance to a director	2,057	2,064
Advance to a related company	2,154,706	-

	2,156,763	2,064

The advances are unsecured, interest free and have no fixed terms of repayment.

Pursuant to a letter of intent entered with the related company on January 8, 2007, the Group intends to purchase a lot of plant and machinery from the related company in a consideration of $1,800,000 approximately. The Group intends to set off this consideration with the advance to this related company.

ROOTS BIOPACK GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

11.	Plant and equipment

	At December 31,
	2006	2005
	$	$
Cost
Furniture, fixtures and office equipment	3,379	-
Motor vehicles	15,558	-

	18,937	-

Accumulated depreciation
Furniture, fixtures and office equipment	676	-
Motor vehicles	3,111	-

	3,787	-

Net
Furniture, fixtures and office equipment	2,703	-
Motor vehicles	12,447	-

	15,150	-

Depreciation expenses for the years ended 2006 and 2005 are $3,792 and $Nil respectively.

12.	Other payables and accrued liabilities

	At December 31,
	2006	2005
	$	$

Customers’ deposits received	153,722	72,938
Accrued expenses	9,893	19,631
Advance from a third party	891,335	-

	1,054,950	92,569

The advance from a third party is unsecured, interest free and has no fixed terms of repayment.

13.	Advance from ultimate holding company

The advance is unsecured, interest free and has no fixed terms of repayment.

ROOTS BIOPACK GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

14.	Common stock

	At December 31,
	No of shares		Amount
	2006	2005	2006	2005
	$	$	$	$
Authorized:
The Company of $1 each	50,000	-	50,000	-
Eglinton Group Ltd of $1 each	-	50,000	-	50,000

	50,000	50,000	50,000	50,000

Issued and outstanding:
The Company of $1 each	100	-	100	-
Eglinton Group Ltd of $1 each	-	1	-	1

	100	1	100	1

15.	Pension plans

The Group participates in a defined contribution pension scheme under the Mandatory Provident Fund Schemes Ordinance “MPF Scheme” for all its eligible employees in Hong Kong.

The MPF Scheme is available to all employees aged 18 to 64 with at least 60 days of service in the employment in Hong Kong. Contributions are made by the Group’s subsidiary operating in Hong Kong at 5% of the participants’ relevant income with a ceiling of HK$20,000. The participants are entitled to 100% of the Group’s contributions together with accrued returns irrespective of their length of service with the Group, but the benefits are required by law to be preserved until the retirement age of 65. The only obligation of the Group with respect to MPF Scheme is to make the required contributions under the plan.

The assets of the schemes are controlled by trustees and held separately from those of the Group. Total pension cost was $1,410 and $810 during 2006 and 2005 respectively.

ROOTS BIOPACK GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

16.	Commitments and contingencies

The Group leases office premise and office equipment under various non-cancelable operating lease agreements that expire at various dates through years 2006 to 2010. Minimum future commitments under these agreements payable as of December 31, 2006 are as follows :-

Year	$
2007	52,779
2008-2010	47,726

100,505

Rental expenses for the years ended 2006 and 2005 were $30,379 and $22,843 respectively.

The Group has the following capital commitments as of December 31, 2006 :-

$

Commitment for contribution to a subsidiary in PRC	24,816,448
Purchase of three pieces of land in PRC	2,633,527

27,449,975

17.	Related party transactions

Apart from the transactions as disclosed in notes 10 and 13, the Group entered into the following transactions with its related parties during the years ended December 31, 2006 and 2005 :-

	Year ended December 31,
	2006	2005
	$	$

Purchases from the Related Company by Roots Bipack	5,202,091	4,277,987
Limited at market prices

Financial advisory fee payable to ultimate holding company by	308,941	102,888
Roots Biopack Limited at market price

ROOTS BIOPACK GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Stated in US Dollars)

18.	Segment information

The Group is solely engaged in the trading of biodegradable food containers and packaging products. Since the nature of the products, their production processes, the type of their customers and their distribution methods are substantially similar, they are considered as a single reportable segment under FAS 131, “Disclosures about Segments of an Enterprise and Related Information”.

The following is a summary of operations by entities located within the indicated geographic areas for 2006 and 2005. All long-lived assets are located in Hong Kong.

	Year ended December 31,
	2006	2005
Net Revenues	$	$

Netherlands	2,629,979	1,551,675
Switzerland	768,909	897,769
Sweden	409,764	462,490
Hong Kong	249,841	275,995
Japan	87,478	49,351
North America	77,172	411,192
UK	45,007	-
Taiwan	2,705	114,661
Others	2,351,507	1,444,127

Total	6,622,362	5,207,260

19.	Ultimate holding company

The directors regards Good Value Galaxy Limited, a company incorporated in the British Virgin Islands, as being the ultimate holding company.

The following pro forma financial statements are included in this current report:

  Consolidated Balance Sheet
  Consolidated Statement of Operations

The following unaudited pro-forma consolidated balance sheet, pro-forma consolidated statements of operations and explanatory notes give effect to the acquisition of Roots Biopack Group Limited., by Biopack Environmental Solutions Inc. Since the transaction resulted in the former shareholders of Roots Biopack Group Limited. owning the majority of the issued shares of Biopack Environmental Solutions Inc., the transaction, which is referred to as a "reverse take-over", has been treated for accounting purposes as an acquisition by Roots Biopack Group Limited. of the net assets and liabilities of Biopack Environmental Solutions Inc.

The pro-forma consolidated balance sheet, pro-forma consolidated statements of operations and explanatory notes are based on the estimates and assumptions set forth in the explanatory notes. This pro-forma consolidated balance sheet and these pro-forma consolidated statements of operations have been prepared utilizing the historical financial statements of Biopack Environmental Solutions Inc. and Roots Biopack Group Limited, and should be read in conjunction with the historical financial statements and notes thereto included elsewhere in this filing.

These pro-forma consolidated statements of operations have been prepared as if the "reverse take-over" had been consummated on January 01, 2006 under the purchase method of accounting and carried through to December 31, 2006. The pro-forma balance sheet has been prepared as if the acquisition was consummated on December 31, 2006

This pro-forma financial data is provided for comparative purposes only, and does not purport to be indicative of the actual financial position or results of operations had the "reverse take-over" transaction occurred at the beginning of the fiscal period presented, nor are they necessarily indicative of the results of future operations.

BIOPACK ENVIRONMENTAL SOLUTIONS INC.
(Fomerly - Star Metro Corp.)
Unaudited Pro Forma Condensed Consolidated
Balance Sheet
December 31, 2006

	Biopack	Roots
	Environmental	Biopack
	Solutions Inc.	Group Limited	Adjustments		Proforma
ASSETS
Current assets
Cash and cash equivalents	8,533	793,262			801,795
Prepaid expenses & other receivables	6,424	18,156			24,580

Total current assets	14,957	811,418			826,375

Fixed Assets
Plant and Property and Equipment	205,781	15,150			220,931
Total fixed assets	205,781	15,150			220,931

Other assets
Other Deposit	99,336	128,583			227,919
Advance to related parties		2,156,763			2,156,763

Total other assets	99,336	2,285,346			2,384,682

Total assets	320,073	3,111,914			3,431,987

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
Bank overdraft
Accounts payable and accrued expenses	327,334	1,054,950	(7,260)	A	1,375,024
Notes payable - Bank
Notes payable - Stockholders
Amounts due to shareholders	670,734		(670,734)	B
Advance from ultimate holding company		691750			691750
Taxes payable		244587			244587
Deferred taxes		1889			1889

Total current liabilities	998,068	1,993,176			2,313,250
Stockholder's equity
Preferred stock 10,000,000 shares authorized at	1,000		(1,000)	C
$.001,par value, 0 and 1,000,000 shares issued
and outstanding
Common stock 500,000,000 shares authorized,	8,253	100	(8,253)	C	9,100
$.0001 par value			9,000	D
Additional paid in capital	10,344,708		(10,353,708)	C	(9,000)
Stock issued at less than par value	(2,683)		2,683	C
Accumulated other comprehensive income	5,365	(787)	(5,365)	C	(787)
Accumulated deficit during development stage	(11,034,637)	1,119,425	11,034,637	C	1,119,425

Total stockholders' equity (deficit)	(677,995)	1,118,738			1,118,737

Total liabilities and stockholders' equity	320,073	3,111,914			3,431,987
(deficit)

Notes

A - To reduce amounts payable persuant to the purchase agreement
B - The closing agreement requires that this amount be converted to common shares
C - Consistent with the Purchase method of consolidation the share capital, shareholders equity and prior experienced gains or losses of the acquired entity are eliminated on consolidation
D - Par value of shares issued as consideration in the purchase agreement

BIOPACK ENVIRONMENTAL SOLUTIONS INC.
(Fomerly - Star Metro Corp.)
Unaudited Pro Forma Condensed Consolidated
Statement of Operations
For the 12 Months Ended December 31,2006

	Biopack	Roots
	Environmental	Biopack
	Solutions Inc.	Group Limited	Adjustments	Proforma

Revenues	1,936	$6,630,719		6,632,655

Expenses	(844,343)	(6,017,245)		(6,861,588)

Loss from operations	(842,407)	613,474		(228,933)

Discontinued operations
Loss from discontinued operations	(353,538)			(353,538)
Loss from disposal of discontinued
operations	(1,219)			(1,219)

Loss from discontinued operations	(354,756)			(354,756)

Loss from operations	(1,197,164)	613,474		(583,690)

Loss per share of common stock				$9,120
Basic

Average number of common				64
shares outstanding:
Basic

Copies of the following documents are included as exhibits to this current report pursuant to Item 601 of Regulation S-B:

Exhibit
Number	Description

(2)	Plan of Purchase, Sale, Reorganization, Arrangement, Liquidation or Succession

2.1

Share exchange agreement dated February 8, 2007 between our company, Roots Biopack Group Limited, Good Value Galaxy Limited, Joyful Services Ltd., Legend View Holdings Ltd, Erich Muller Holding AG, and Eddie Chou and Ricky Chiu (incorporated by reference from our Current Report on Form 8-K filed on January 11, 2007.

(3)	Articles of Incorporation and Bylaws

3.1	Articles of Incorporation (incorporated by reference from our Current Report on Form 8-K filed on May 9, 2001).

3.2	Bylaws (incorporated by reference from our Current Report on Form 8-K filed on May 9, 2001).

3.3	Certificate of Amendment of Articles of Incorporation (incorporated by reference from our Current Report on Form 8-K filed on May 9, 2001).

3.4	Articles of Merger (incorporated by reference from our Current Report on Form 8-K filed on May 9, 2001).

3.5	Certificate of Designation (incorporated by reference from our Current Report on Form 8-K filed on May 9, 2001).

(10)	Material Contracts

10.1*	Agreement for Transfer of State-Owned Land Use Right – Translation

10.2*	Factory Leasing Agreement -- Translation

10.3*	Roots’ Tenancy Agreement

(14)	Code of Ethics

14.1	Code of Business Conduct and Ethics (incorporated by reference from our Annual Report on Form 10-KSB filed on April 15, 2003).

(16)	Letter on Change in Certifying Accountant

16.1*	Letter from Gruber & Company, LLC

16.2*	Letter from Dominic K. F. Chan & Co., Certified Public Accountants

(21)	Subsidiaries of the Small Business Issuer

Roots Biopack Group Limited

Roots Biopack Limited

Roots Biopack (Intellectual Property) Limited

Expert Result Group Limited

Roots Biopack Limited

Jiangmen Roots Biopack Ltd.

Eglinton Group Limited

Starmetro Group Limited

E-ware Corporation Limited

Bioplanet Distribution Sdn Bhd

(23)	Consents

23.1*	Auditor Consent

*	Filed here

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOPACK ENVIRONMENTAL SOLUTIONS INC.

/s/ Gerald Lau
Gerald Lau
Chief Executive Officer, Director
(Principal Executive Officer)
Date: September 19, 2007

/s/ Eddie Chou
Eddie Chou
Chief Technical Officer, Secretary, Treasurer and Director
(Principal Financial Officer)
Date: September 19, 2007

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

/s/ Edwin Chan
Edwin Chan
Director
Date: September 19, 2007

/s/ Hilary Chu
Hilary Chu
Director
Date: September 19, 2007

/s/ Ricky Chiu
Ricky Chiu
Director
Date: September 19, 2007